DOCKET NO. ________

APPLICATION OF CENTRAL POWER             )              BEFORE THE
AND LIGHT COMPANY FOR A                  )    PUBLIC UTILITY COMMISSION
FINANCING ORDER TO BE SECURITIZE         )              OF TEXAS
REGULATORY ASSETS AND OTHER              )
QUALIFIED COSTS                          )

                 APPLICATION OF CENTRAL POWER AND LIGHT COMPANY

TO THE HONORABLE PUBLIC UTILITY COMMISSION OF TEXAS:
         NOW COMES Central Power and Light Company (CPL) and files its Application for a Financing Order to Securitize Regulatory Assets and other Qualified Costs. In support of its Application, CPL respectfully shows:
                               I. Business Address
         CPL's business  address and telephone  number are 539 North
Carancahua  Street,  Corpus  Christi,  Texas,(512) 881-5300.

                         II. Authorized Representatives
         CPL's authorized representative for service of all pleadings and other documents is:
                           Mr. Rocky Miracle
                           Senior Case Manager
                           Central and South West Corporation
                           400 West 15th Street, Suite 610
                           Austin, Texas 78701
                           Telephone:  512-481-4547
                           Facsimile:   512-481-4591

         CPL's authorized legal representatives are: Larry W. Brewer, Davison W. Grant and Joe N. Pratt, Broyles and Pratt, A Professional Corporation, Suite 250, 6836 Austin Center Blvd., Austin, Texas 78731; Telephone 512-794-2100, Facsimile 512-794-2111.

                                III. Jurisdiction
         The  Commission has  jurisdiction  over this  Application  under ss.ss.
14.001 and 39.303 of the Public Utility Regulatory Act (PURA), which is found at TEX. UTIL. CODE ss.ss. 11.001-63.063. This Application, if granted, will affect all Texas jurisdictional retail customers of CPL.

                     IV. Requested Amount to be Securitized
         Pursuant to PURA Chapter 39, Subchapter G, CPL seeks to securitize $1,270,246,816 of the generation-related portion of the retail jurisdictional regulatory assets shown on CPL's 1998 annual report on Securities and Exchange Commission Form 10-K. In this regard, CPL seeks authorization to cause to be issued a face value of transition bond adequate to recover the balance of such generation-related regulatory assets, the estimated costs to issue, service, and support the transition bonds, and estimated costs of retiring and refinancing debt and equity securities in connection with the securitization. The estimate of the upfront costs to issue, service and support the transition bonds and the cost retiring and refinancing debt and equity is $46,763,030.

                        V. Description of the Application
         An Executive Summary is provided at pages 8 through 30 of Ms. Wendy Hargus' testimony for the convenience of the Commission and other participants to acquaint them with CPL's filing. A list of witnesses and a description of their testimony is also included in Ms. Hargus' testimony at pages 5 through 7. For a full understanding of the matters contained in the summary, the reader is referred to the testimony, exhibits and schedules sponsored by CPL's witnesses.

                         VI. Asset Specific Information
         Appendix A to this Application lists the asset-specific information required by the Commission's "Application for Financing Order to Securitize Regulatory Assets by Electric Utilities" published in the Texas Register on August 20, 1999 (Filing Package).

         VII. Statement of Financial Accounting Standards 109 Questions Appendix B to this Application lists the answers to the Statement of Financial Accounting Standards (SFAS) No. 109 Questions required by the Filing Package published in the Texas Register on August 20, 1999. The schedule is also included as an attachment to Mr. John Jeter's testimony.

                            VIII. Required Testimony
         Appendix C contains cross-references to the topics identified in the Filing Package as requiring testimony and the portions of witnesses' testimony addressing those topics.

                               IX. Filing Package
         In support of this Application, attached hereto and made a part hereof, is a Filing Package containing direct testimony and exhibits of seven witnesses and schedules, supplemental information and workpapers. CPL's Filing Package demonstrates that 1) CPL's requested amount to be securitized complies with PURA Chapter 39, Subchapter G; 2) the structuring and pricing of the transition bonds when issued will result in the lowest transition bond charges consistent with market conditions and terms of the financing order; 3) the securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of transition bonds; and 4) the total amount of revenues to be collected under the financing order is less than the revenue requirement that would be recovered over the remaining life using conventional financing methods; and (5) the functional allocation of regulatory assets to generation, the allocation to the Texas retail jurisdiction, and the allocation to classes of ratepayers is fair, reasonable and equitable and results in a proper transition charge by major rate class.

                   X. Confidentiality of Disclosure Agreement

         Certain parts of CPL's Application contain confidential information. The confidential information has been included as part of CPL's Filing Package, but has not been simultaneously provided to all parties at the time of filing. CPL stands ready to supply the information pursuant to a protective order. CPL will also provide the confidential information in advance of the approval of a protective order upon the signing of a confidentiality agreement, which agreement would, among other things, provide that the agreement is superceded by a Commission-approved protective order. Parties wishing to review confidential information prior to the issuance of a protective order should contact counsel for CPL. The confidential information included in the Filing Package is the following:
         (1) Exhibit WGH-A to the testimony of Ms. Wendy Hargus. The Exhibit contains the highly-sensitive confidential discussion of CPL's plans for using proceeds from the issuance of transition bonds to retire or refinance debt and equity.
         (2) The draft prospectus contained in the supplemental information which is designated confidential. (3) Certain large industrial customer information contained in Mr. Moncrief's workpapers are designated as highly-sensitive confidential material.

                                   XI. Notice
         Although PURA Chapter 39 is silent as to proper notice, the notice requirements of PUCT Proc. R. 22.55, state that the presiding officer may require a party to provide reasonable notice to affected persons. CPL proposes that it be permitted to publish notice of the filing of this Application once a week for two (2) consecutive weeks in newspapers having general circulation in its Texas service area, beginning as soon as possible after the filing of this Application with the Commission. In addition, CPL will provide individual notice to the governing bodies of all Texas incorporated municipalities served by CPL retaining original jurisdiction. Proof of publication in the form of publishers' affidavits and the provision of notice to the municipalities will be submitted as soon as they are available. The forms of notice are attached hereto as Appendix D.

                                   XII. Prayer

         WHEREFORE, PREMISES CONSIDERED, CPL prays that its Application to securitize regulatory assets and other qualified costs be granted and that the Financing Order required by PURA ss.39.303 be issued to permit the requested securitization to be completed under the terms of the order.

Date:  October 15, 1999             Respectfully submitted

                                    BROYLES & PRATT
                                    A Professional Corporation
                                    6836 Austin Center Blvd., Suite 250
                                    Austin, Texas  78731
                                    (512) 794-2100
                                    (512) 794-2111 (Facsimile)

                                    By:______________________________
                                        Joe N. Pratt
                                        State Bar No. 16240100
                                        Larry W. Brewer
                                        State Bar No. 02965550

                                        Davison W. Grant
                                        State Bar No. 08300010



                                    SIDLEY & AUSTIN
                                    One First National Plaza
                                    Chicago, Illinois 60603
                                    (312) 853-2085
                                    (312) 853-7036
                                    Kevin Hochberg
                                    Teresa Harmon

                                  ATTORNEYS FOR CENTRAL POWER AND LIGHT COMPANY


                           CERTIFICATE OF SERVICE

         I hereby certify that a true and correct copy of the foregoing document has been hand-delivered, sent overnight mail or U.S. mail to all parties of record, on the 18th day of October 1999.



                                             __________________________________
                                                       Larry W. Brewer



                                DOCKET NO. 21528

                                        )
APPLICATION OF CENTRAL POWER AND        )
LIGHT COMPANY FOR                       )       BEFORE THE
FINANCING ORDER TO SECURITIZE           )
REGULATORY ASSETS AND                   )  PUBLIC UTILITY COMMISSION OF TEXAS
OTHER QUALIFIED COSTS                   )
                                        )

                                 FINANCING ORDER

                                Table of Contents
                                                                       Page

I.       STATUTORY OVERVIEW AND PROCEDURAL HISTORY.......................1

II.      DESCRIPTION OF PROPOSED TRANSACTION.............................3

         A.       Financing Structure....................................3

         B.       Qualified Costs........................................5

         C.       Transition Charges.....................................6

                  1.       Imposition and Amounts........................6

                  2.       Collection Period.............................6

                  3.       Allocation Among Customers....................6

                  4.       Non-Bypassability.............................7

                  5.       Self Generation...............................7

                  6.       Binding Obligations to Continue Service
                           and to Collect and Account....................8

                  7.       True-Ups......................................10

                  8.       Retail Electric Providers.....................11

         D.       Transition Property....................................11

         E.       Transition Bonds.......................................12

                  1.       Issuance......................................12

                  2.       Security for Bonds............................12

                  3.       Collection Account and Subaccounts............13

                  4.       Other Credit Enhancement......................16

                  5.       Refinancing...................................17

                  6.       Use of Proceeds...............................17

III.     FINDINGS OF FACT................................................18

         A.       Procedural History.....................................18

         B.       Applicant's Request....................................19

         C.       Qualified Costs........................................19

         D.       The SPE................................................22

         E.       Transition Bonds.......................................23

         F.       Servicer...............................................24

         G.       Retail Electric Providers..............................24

         Lowest Transition Bond Charges..................................29

         J.       Information Required by Utilities Code Section
                  39.303 (b).............................................35

         K.       Transition Charges per Utilities Code Section
                  39.303 (c).............................................35

         L.       Accumulated Deferred Income Taxes......................42

         M.       Annual Report Under Utilities Code Section
                  39.257 and Stranded Cost Related Issues................45

IV.      CONCLUSIONS OF LAW..............................................46

V.       ORDERING PARAGRAPHS.............................................54

                  1.       Approval of Application.......................54

                  2.       Recovery of Transition Charges................54

                  3.       Issuance Advice Letter........................55

         Transition Charges..............................................56

                  4.       Imposition....................................56

                  5.       Collection Period.............................56

                  6.       Allocation....................................56

                  7.       Non-Bypassability.............................57

                  8.       True-ups......................................58

                  9.       SPE Remedies with respect to Transition
                           Charges.......................................60

                  10.      Ownership Notification........................60

         Transition Bonds................................................60

                  11.      Issuance......................................60

                  12.      Refinancing...................................61

                  13.      Credit Enhancement............................61

                  14.      Weighted Average Life.........................62

                  15.      Structuring and Pricing of the Transition
                           Bonds.........................................62

         Servicing.......................................................62

                  16.      Servicing Agreement...........................62

                  17.      Replacement of Applicant as Servicer..........63

                  18.      Collection Terms..............................63

         Retail Electric Providers.......................................64

                  19.      Project No. 21082 Billing and Credit
                           Standards.....................................64

                  20.      Transition Charge Remittance Procedures.......64

                  21.      Default and Assumption of Servicing...........65

                  22.      Deposit Standards.............................65

                  23.      Competitive Enhancement Subaccount............66

         Miscellaneous...................................................66

                  23.      Continuing Issuance Right.....................66

                  24.      Internal Revenue Service Private Letter or
                           Other Rulings.................................66

                  25.      Binding on Successors.........................67

                  26.      Flexibility...................................67

                  27.      Effectiveness of Order........................68

                  28.      Regulatory Approvals..........................68

                  29.      Payment of Commission's Costs for
                           Professional Services.........................68

                  30.      Negative CTC..................................68

                  31.      Effect........................................69


Appendix A.................Description of Regulatory Assets and Other Qualified
         ..................Costs and Estimated Costs and Expenses

Appendix B                 Form of Transition Charge Rate Tariff - Schedule
                           TC and Rider TC

Appendix C.................Form of Issuance Advice Letter

Appendix D.................Form of Negative Competitive Transition Charge
                           Credits Tariff
         ..................-- Schedule NCTC and Rider NCTC
I.

                 I. STATUTORY OVERVIEW AND PROCEDURAL HISTORY1

         Title 2, Subtitle B, Chapter 39, Subchapters E, F and G of the Texas Utilities Code (the "Utilities Code") provide that an electric utility in the State of Texas is authorized, through the issuance of transition bonds, to securitize 100% of its regulatory assets and 75% of its estimated recoverable stranded costs together with the costs of issuing, supporting and servicing the transition bonds and any costs of retiring and refunding the electric utility's existing debt and equity in connection with the issuance of the transition bonds. These provisions, particularly Subchapter G, permit securitization financing because such financing will lower the carrying costs of the assets securitized relative to the costs that would be incurred using conventional utility financing methods. Pursuant to these provisions, the Public Utility Commission of Texas (the "Commission") may authorize an electric utility or its designee to issue transition bonds to securitize its regulatory assets and stranded costs. The proceeds of the transition bonds are to be used solely for the purpose of reducing the amount of recoverable regulatory assets and stranded costs, as determined by the Commission in accordance with the Utilities Code, through the refinancing or retirement of utility debt or equity. The Commission must ensure that the securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of the transition bonds. The Commission must ensure that the structuring and pricing of the transition bonds results in the lowest transition bond charges consistent with market conditions and the terms of a financing order. The amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bond associated with the regulatory assets or stranded costs sought to be securitized. The total amount of revenues to be collected under the financing order must be less than the revenue requirement that would be recovered over the remaining life of the stranded costs using conventional financing methods. Repayment of the transition bonds is to be supported by the collection of transition charges and by any additional rights created pursuant to the financing order authorizing the securitization.
         On October 18, 1999, Central Power and Light Company, an investor-owned electric utility providing retail and wholesale electric service in Texas, filed an application for this financing order (this "Financing Order") to permit securitization of the regulatory assets (the "Regulatory Assets") and other qualified costs described in the application. For purposes of this Financing Order, the term "Applicant" refers to Central Power and Light Company and its successors and assigns that provide transmission and distribution service, or, if transmission and distribution services are not provided by a single entity, the successor entity providing wire service directly to customers, in Central Power and Light Company's existing service area, but not to any successor or assign that provides competitive services after the advent of customer choice under Utilities Code Section 39.051. Also, for purposes of this Financing Order, references to the "Application" herein include the application, exhibits, schedules, attachments, testimony and filings by Applicant in connection therewith.
         The Application was filed pursuant to Subchapter G of Chapter 39 of the Utilities Code. Notice was provided through publication once a week for two consecutive weeks in newspapers having general circulation in Applicant's Texas service area, beginning shortly after the filing of the Application. In addition, Applicant provided individual notice to the governing bodies of all Texas incorporated municipalities served by Applicant retaining original jurisdiction. The Commission granted the requests to intervene filed by [15] parties.2 A hearing was held before the Commission on December 7 and 8, 1999. On December 17, 1999 the Applicant agreed to modify the effective date of its request for a financing order pursuant to Utilities Code Section 39.303(e) to November 3, 1999. By an order issued on December 17, 1999, the Administrative Law Judge agreed to accept that modification. Briefs were filed on January 12, 2000, and reply briefs were filed on January [19], 2000. II. DESCRIPTION OF PROPOSED TRANSACTION

         The transactions in which Applicant intends to engage based upon this Financing Order are described in the Application. The following is a summary of those proposed transactions.
A.  Financing Structure

         For purposes of the securitization, Applicant will create a special purpose entity, which is expected to be either a Delaware limited liability company with Applicant as its sole member or a Delaware business trust with Applicant as grantor and owner of all beneficial interests (the "SPE"). Applicant proposes to transfer the rights to impose, collect and receive the transition charges (the "Transition Charges") along with its other rights arising pursuant to this Financing Order to the SPE or another legal entity (each, together with its successors and assigns, an "Assignee"). Upon the transfer, such rights will become transition property (the "Transition Property") in accordance with Utilities Code Section 39.304. The SPE will issue transition bonds (the "Transition Bonds") and will transfer the net proceeds from the sale of the Transition Bonds to Applicant in consideration for the transfer of the Transition Property.
         The SPE will be formed for the limited purpose of acquiring the Transition Property, issuing Transition Bonds (including any transition property and transition bonds authorized by the Commission in a subsequent financing order) and performing other activities relating thereto or otherwise authorized by this Financing Order. It will not be permitted to engage in any other activities and will have no assets other than the Transition Property (or subsequent transition property) and related assets to support its obligations under the Transition Bonds (or subsequent transition bonds). Obligations relating to the Transition Bonds (or subsequent transition bonds) will be the SPE's only significant liabilities. These restrictions on the activities of the SPE and restrictions on the ability of Applicant to take action on the SPE's behalf are imposed to ensure that the SPE will be "bankruptcy remote" and will not be affected by a bankruptcy of Applicant.
         The SPE will be managed by a board of managers, trustees or a board of directors with rights similar to those of boards of directors of corporations. As long as the Transition Bonds remain outstanding, the SPE will have at least one independent manager, trustee or director, i.e., with no organizational affiliation with Applicant. The SPE will not be permitted to amend the provisions of the organizational documents which ensure bankruptcy-remoteness of the SPE without the consent of the independent manager, trustee or director. Similarly, the SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or to dissolve, liquidate, consolidate, convert or merge without the consent of the independent manager, trustee or director. Other restrictions to assure bankruptcy-remoteness may also be included in the organizational documents of the SPE as indicated by the rating agencies. B. Qualified Costs

         Utilities Code Section 39.302(4) defines "qualified costs" as "100 percent of an electric utility's regulatory assets and 75 percent of its recoverable costs determined by the commission under Section 39.201 and any remaining stranded costs determined under Section 39.262 together with the costs of issuing, supporting, and servicing transition bonds and any costs of retiring and refunding the electric utility's existing debt and equity securities in connection with the issuance of transition bonds." Under Utilities Code Section 39.302(4), the term "qualified costs" also includes "the costs to the commission of acquiring professional services for the purpose of evaluating proposed transactions under Section 39.201 and [Utilities Code Subchapter G]."
     As more fully detailed in the Application, Applicant seeks to recover qualified costs consisting of the items described in the Applicant's prepared testimony and including the amounts summarized on Appendix A to this Financing Order (collectively, the "Qualified Costs"). The regulatory assets in Appendix A and the related amounts of other qualified costs in Appendix A have been agreed upon by ORA and Applicant as qualifying for securitization based on the testimony presented by ORA and Applicant.
C.       Transition Charges

1.       Imposition and Amounts
         Applicant seeks authorization to impose on and collect from retail customers and retail electric providers (each, a "REP," and, collectively, "REPs"), as herein provided, Transition Charges in an amount sufficient to provide for the timely recovery of its aggregate Qualified Costs (including payment of principal and interest on the Transition Bonds). Transition Charges will be identified on bills to retail customers and REPs to the extent provided in the Application. Applicant proposes that any shortfalls in payments will be allocated as between Transition Charges and other billed amounts in the manner set forth in the Transition Charge tariff attached to this Financing Order. This allocation proposal is supported by the testimony of Applicant. 2. Collection Period
     Applicant proposes that the Transition Charges related to a series of Transition Bonds will be recovered over a period of not more than 15 years from the date of issuance of such series of the Transition Bonds, it being recognized that delinquencies and end of period billings may be collected after the conclusion of such 15-year period.
3.       Allocation Among Customers
     ORA and Applicant propose to allocate the Transition Charges among retail customers in the manner described in the letter of understanding between ORA and Applicant. This allocation methodology is supported by the testimony presented by ORA and Applicant.
4. Non-Bypassability
         Applicant proposes to collect Transition Charges from all existing retail customers of Applicant and all future retail customers located within Applicant's certificated service area as it existed on May 1, 1999, except for former customers not taking service from the Applicant pursuant to Commission Docket No. 20292.3 In accordance with Utilities Code Section 39.252(c), a retail customer within such area may not avoid Transition Charges by switching to another electric utility, electric cooperative or municipally-owned utility after May 1, 1999. However, a customer in a multiply-certificated service area that requested to switch providers on or before May 1, 1999, or was not taking service from Applicant on May 1, 1999, and does not do so after that date shall not be responsible for paying Transition Charges.
5. Self Generation.
         Applicant proposes that, except as provided by Utilities Code Sections 39.262(k) and 39.252, as implemented by P.U.C. Subst. Rule 25.345, a retail customer may not avoid the payment of Transition Charges by switching to "new on-site generation." If a customer commences taking energy from new on-site generation that materially reduces the customer's use of energy delivered through Applicant's facilities, the customer will pay an amount each month computed by multiplying the output of the on-site generation utilized to meet the internal electrical requirements of the customer by the applicable Transition Charges in effect for that month. Any reduction equivalent to more than 12.5% of the customer's use of energy delivered through Applicant's facilities will be considered "material" for this purpose. Payments of the Transition Charges owed by such customers under Utilities Code Section 39.252(b)(2) will be made to the Servicer (as defined herein) and will be collected in addition to any other charges applicable to services provided to the customer through Applicant's facilities and any other competition transition charges applicable to self-generation under Utilities Code Section 39.252. 6.Binding Obligations to Continue Service and to Collect and Account.
         To the extent that any interest in the Transition Property created hereby is assigned, sold or transferred to an Assignee, Applicant proposes to contract with such Assignee that Applicant will continue to operate its transmission and distribution system to provide electric services to Applicant's customers.
         Applicant also proposes to execute a Servicing Agreement with the SPE. This Financing Order uses the term "Servicing Agreement" to refer to such Servicing Agreement together with any amendment, renewal or replacement thereof, and uses the term "Servicer" to refer to Applicant in its capacity as the initial servicer under the Servicing Agreement and any successor servicer under the Servicing Agreement. Pursuant to the Servicing Agreement, Applicant, as Servicer, will agree, among other things, to impose and collect the applicable Transition Charges for the benefit and account of the Assignee, to make the periodic "true-up" adjustments of Transition Charges contemplated below in this Financing Order, and to account for and remit the applicable Transition Charges to or for the account of the Assignee in accordance with the remittance procedures described in the Servicing Agreement without any charge, deduction or surcharge of any kind (other than the servicing fee specified in the Servicing Agreement). Under the terms of the Servicing Agreement, if Applicant fails to fully perform its servicing obligations, the indenture trustee (the "Indenture Trustee") under the indenture (the "Indenture") to be entered into in connection with the issuance of the Transition Bonds, or its designee, may, or, upon the instruction of the requisite percentage of holders of the outstanding amount of Transition Bonds, shall appoint an alternate party (which may be a trustee) to replace Applicant as Servicer, in which case the replacement Servicer will perform the obligations of Applicant contemplated in this Financing Order. The obligations of the Servicer under the Servicing Agreement and the circumstances under which an alternate Servicer may be appointed will be more fully described in the Servicing Agreement. The rights of the Assignee under the Servicing Agreement will be included in the collateral pledged to the Indenture Trustee under the Indenture for the benefit of holders of the Transition Bonds.
         Applicant proposes that the foregoing obligations to continue to provide service and to collect and account for Transition Charges will be binding upon Applicant, and the Commission will ensure that such obligations are undertaken and performed by Applicant and any other entity that provides transmission and distribution services or direct wire services to a person that was a retail customer of Applicant located within Applicant's certificated service area on May 1, 1999, or that became a retail customer for electric services within such area after May 1, 1999 and is still located within such area. Applicant further proposes that to the extent REPs are responsible for imposing and billing Transition Charges on behalf of the SPE, certain minimum billing and credit standards will be binding on all REPs that bill and collect Transition Charges to such retail customers, together with their successors and assigns, as discussed in more detail below.
7. True-Ups
         Pursuant to Utilities Code Section 39.307, Applicant, as Servicer, proposes to make annual adjustments to the Transition Charges to correct any undercollections or overcollections during the preceding 12 months, and to ensure the billing of Transition Charges necessary to generate the collection of amounts sufficient to timely provide all payments of principal and interest and any other amounts due in connection with the Transition Bonds during the period for which such adjusted Transition Charges are to be in effect (such amounts are referred to as "Periodic Payment Requirements"). In addition to these annual true-up adjustments, true-up adjustments may be made more frequently at any time during the term of the Transition Bonds to correct any undercollection or overcollection as provided for in the Application and the form of Transition Charge tariff attached hereto as Appendix B based on rating agency and bondholder considerations.
         True-up filings will be based upon the cumulative differences which for any reason might arise between the Transition Bond debt service requirements, including scheduled principal and interest payments on the Transition Bonds and other Periodic Payment Requirements, on the one hand, and the Transition Charge remittances to the Indenture Trustee, on the other, so as to assure full recovery of amounts sufficient to meet the Periodic Payment Requirements over the expected life of the Transition Bonds. In order to assure adequate Transition Charge revenues to fund all Periodic Payment Requirements and to avoid large overcollections and undercollections over time, Applicant, as Servicer, will be permitted to reconcile the Transition Charges using its most recent forecast of electricity sales and estimates of transaction related expenses. The calculation of the Transition Charges will also reflect both a projection of uncollectible Transition Charges and payment lags between the billing and collection of Transition Charges based upon Applicant's most recent experience, taking into consideration the payment of Transition Charges. As set forth in the letter of understanding between ORA and Applicant, the true-up methodology has been revised to reflect proposals made by ORA and others. This true-up process is supported by the testimony of ORA and Applicant.
8. Retail Electric Providers.
         Beginning on the date of customer choice for any retail customers or group of retail customers, the Servicer will bill the Transition Charges for such customers to each such retail customer's REP and the REP will collect such Transition Charges from its retail customers. Applicant proposes that the REP will pay to the Servicer amounts due for Transition Charges for those retail customers to which the REP provides service, subject to permitted charge-offs as described in the form of Transition Charge tariff submitted by Applicant, but otherwise without regard to whether or when the REP receives payments from its retail customers. This collection procedure is supported by the testimony of ORA and Applicant.
D. Transition Property

     Utilities Code Section 39.304(a) states that "[t]he rights and interests of an electric utility or successor under a financing order, including the right to impose, collect, and receive transition charges authorized in the order, shall be only contract rights until they are first transferred to an assignee or pledged in connection with the issuance of transition bonds, at which time they will become `transition property.'" Under Utilities Code Section 39.304(b), transition property constitutes "a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of transition charges depends on further acts of the utility or others that have not yet occurred." As used herein, "Transition Property" includes all of Applicant's right, title and interest under this Financing Order, when such right, title and interest are transferred to an Assignee.
E.       Transition Bonds

1.       Issuance
         Applicant proposes that the SPE will issue and sell in reliance on this Financing Order one or more series of Transition Bonds, and each series may be issued in one or more classes or tranches. The legal final maturity date of any series of Transition Bonds will not exceed 15 years from the date of issuance of such series. Applicant will retain sole discretion regarding whether or when to assign, sell, or otherwise transfer any rights concerning Transition Property arising under this Financing Order, or to cause the issuance of any Transition Bonds authorized hereby. The SPE may issue the Transition Bonds on or after the third business day after Applicant has filed its Issuance Advice Letter in accordance with Ordering Paragraph No. 3 of this Financing Order unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with such Ordering Paragraph No. 3. 2. Security for Bonds
     The payment of the Transition Bonds authorized by this Financing Order is to be secured by the Transition Property created by this Financing Order and by certain other collateral as described in the Application. The Transition Bonds will be issued pursuant to the Indenture administered by the Indenture Trustee.
3.       Collection Account and Subaccounts
     Pursuant to the Indenture, the SPE will establish a "Collection Account" as a trust account to be held by the Indenture Trustee as collateral to ensure the payment of the principal and interest on and other costs in connection with the Transition Bonds in full and on a timely basis. The Collection Account will include at least the following subaccounts: (a) The General Subaccount. The Indenture Trustee will deposit the Transition Charge remittances that the Servicer remits to the Indenture Trustee for the account of the SPE into a "General Subaccount." Moneys in this subaccount will be applied by the Indenture Trustee on a periodic basis to pay expenses of the SPE, to pay principal and interest on the Transition Bonds, and to meet the funding requirements of the other subaccounts. The moneys in this subaccount will be invested by the
Indenture Trustee in short-term high quality investments, and such moneys (including investment earnings thereon) will be applied by the Indenture Trustee to pay principal and interest on the Transition Bonds and other Periodic Payment Requirements, and otherwise in accordance with the terms of the Indenture.
     (b) The Overcollateralization Subaccount. An "Overcollateralization Subaccount" established for the Transition Bonds will be periodically funded from Transition Charge remittances over the life of the Transition Bonds. The amount and timing of the actual aggregate funding will depend on tax and rating agency requirements, and is expected to be not less than 0.5 % of the original principal amount of the Transition Bonds. This subaccount will serve as collateral to ensure timely payment of principal and interest on the Transition Bonds and other Periodic Payment Requirements. To the extent that the Overcollateralization Subaccount must be drawn upon to pay these amounts due to a shortfall in the Transition Charge remittances, it will be replenished through future Transition Charge remittances to its required level through the true-up process or overcollection. The moneys in this subaccount will be invested by the Indenture Trustee in short-term high quality investments, and such moneys (including investment earnings thereon) will be used by the Indenture Trustee to pay principal and interest on the Transition Bonds and other Periodic Payment Requirements.
     (c) The Capital Subaccount. When a series of Transition Bonds is issued, a capital contribution by Applicant (which will be funded from Transition Bond proceeds) to the SPE for such series will be deposited into a "Capital Subaccount." This amount is expected to be not less than 0.5% of the original principal amount of each series of Transition Bonds, although the actual amount will depend on tax and rating agency requirements. The Capital Subaccount will serve as collateral to ensure timely payment of principal and interest on the Transition Bonds and other Periodic Payment Requirements. To the extent that the Capital Subaccount must be drawn upon to pay these amounts due to a shortfall in the Transition Charge remittances, it will be replenished through future Transition Charge remittances to its original level through the true-up process or overcollection. The moneys in this subaccount will be invested by the Indenture Trustee in short-term high quality investments, and such moneys (including investment earnings thereon) will be used by the Indenture Trustee to pay principal and interest on the Transition Bonds and other Periodic Payment Requirements. Upon the maturity of the Transition Bonds and the discharge of all obligations in respect thereof, all amounts in this subaccount, including investment earnings, shall be released to the SPE for payment to Applicant.
     (d) The Reserve Subaccount. A "Reserve Subaccount" for Transition Bonds will be established to hold any Transition Charge remittances and investment earnings on the Collection Account in excess of the amounts needed to pay current principal and interest on the Transition Bonds and to pay other Periodic Payment Requirements (including, but not limited to, funding or replenishing the Overcollateralization Subaccount and the Capital Subaccount). Any balance in the Reserve Subaccount on a true-up adjustment date will be subtracted from the Periodic Payment Requirements for purposes of the true-up adjustment. The moneys in this subaccount will be invested by the Indenture Trustee in short-term high quality investments, and such moneys (including investment earnings thereon) will be used by the Indenture Trustee to pay principal and interest on the Transition Bonds and other Periodic Payment Requirements.
     (e) Miscellaneous Concerning Collection Account and Subaccounts. The Collection Account and the subaccounts described above are intended to provide for full and timely payment of scheduled principal and interest on the Transition Bonds and other Periodic Payment Requirements. If Transition Charge remittances to the General Subaccount are insufficient to make all scheduled payments of principal and interest on the Transition Bonds and make other Periodic Payment Requirements, the Reserve Subaccount, the Overcollateralization Subaccount, and the Capital Subaccount will be drawn down, in that order, to make those payments. Any deficiency in the Overcollateralization Subaccount or the Capital Subaccount due to such withdrawals must be replenished first to the Capital Subaccount and then to the Overcollateralization Subaccount on a periodic basis through the true-up process. In addition to the foregoing, there may be such additional accounts and subaccounts as are necessary to segregate amounts received from various sources (i.e., amounts received from REPs), or to be used for specified purposes. Such accounts will be administered and utilized as set forth in the Servicing Agreement and the Indenture. Upon the maturity of the Transition Bonds and the discharge of all obligations in respect thereof, remaining amounts in the Collection Account will be released by the SPE to Applicant and will be credited to customers consistent with Utilities Code
Section 39.262(g).
4.       Other Credit Enhancement
     Applicant may provide for various other forms of credit enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the Transition Bonds.
5.       Refinancing
         Applicant also seeks  authorization,  as contemplated by Utilities Code
Section 39.303(g) and subject to an approved supplement to this Financing Order, for it or any Assignee to refinance the Transition Bonds in a face amount not to exceed the unamortized principal thereof, consistent with such Utilities Code
Section 39.303(g). It is proposed that, if Applicant or any Assignee refinances the Transition Bonds, the Transition Charges authorized by this Financing Order shall not be terminated, but such Transition Charges will be adjusted, in accordance with the true-up mechanism described above in this Financing Order, to ensure the receipt of revenues sufficient to pay the applicable remaining Qualified Costs. Such Qualified Costs will include accrued interest and premiums, if any, and other costs of retirement of the refunded Transition Bonds, and all fees, costs and charges incurred to issue, support and service the new Transition Bonds, as provided in the supplement to the Commission's Financing Order. Such supplement to this Financing Order will be issued by the Commission upon receipt from Applicant of a supplement to the Application that describes the proposed reduction in the Transition Charge that will occur upon issuance of the new Transition Bonds. Such reduction will be confirmed to the Commission by the filing by Applicant of an Issuance Advice Letter in connection with the issuance of the new Transition Bonds.
6. Use of Proceeds
         Upon the issuance of Transition Bonds, the SPE will use the net proceeds of issuance (after payment of transaction costs as provided in the Application) to pay to Applicant the purchase price of the Transition Property. Applicant will use the net proceeds of sale of the Transition Property for the reduction of recoverable Regulatory Assets as described in this Financing Order.
                              III. FINDINGS OF FACT

A.  Procedural History

1. Applicant is an investor-owned electric utility providing retail and wholesale electric service in Texas. 2. On October 18, 1999, Applicant filed the Application in proper and complete form pursuant to Subchapter G of Chapter 39 of the Utilities Code for a financing order to permit securitization of the Regulatory Assets and other Qualified Costs. On December 17, 1999, the Applicant agreed to modify the effective date of its request for a financing order pursuant to Utilities Code Section 39.303(e) to November 3, 1999. By an order issued December 17, 1999, the Administrative Law Judge agreed to accept that modification. 3. Notice was provided through publication once a week for two consecutive weeks in newspapers having general circulation in Applicant's Texas service area, beginning shortly after the filing of the Application. In addition, Applicant provided individual notice to the governing bodies of all Texas incorporated municipalities served by Applicant retaining original jurisdiction. Proof of publication was submitted in the form of publishers' affidavits and verification of the mailing of individual notices and the provision of notice to the municipalities. 4. A hearing was held before the Commission on December 7 and 8, 1999.
B. Applicant's Request

5. Applicant requests approval of Transition Charges to be paid by retail customers sufficient to support issuance of Transition Bonds in the original principal amount of up to and including $949,137,000 of Regulatory Assets plus an additional amount necessary to recover its other up-front Qualified Costs as described in the letter of understanding agreed to by ORA and Applicant and in the testimony of ORA and Applicant. The Transition Bonds will be secured by and payable solely out of the Transition Property created pursuant to this Financing Order and the other collateral described in the Application. 6. Under Applicant's proposal, $949,137,000 of recoverable generation-related regulatory assets on Applicant's regulatory books will be reduced through the securitization, as more fully described herein.
C. Qualified Costs

7. The Qualified Costs proposed to be recovered by Applicant through the issuance of Transition Bonds pursuant to this Financing Order include the $949.1 million of Regulatory Assets agreed to by ORA and Applicant and summarized on Appendix A to this Financing Order. The qualification of these Regulatory Assets for securitization is supported by the testimony of ORA and Applicant. The other Qualified Costs proposed to be recovered by Applicant include costs of issuing, supporting and servicing the Transition Bonds, costs of retiring and refunding Applicant's existing debt and equity securities in connection with the issuance of the Transition Bonds, costs of swap or hedge agreements entered into under the circumstances described in the direct testimony of D. Greg Wilks and costs to the Commission of acquiring professional services for the purpose of evaluating Applicant's proposed transaction, also as described in the testimony of ORA and Applicant, and summarized on Appendix A to this Financing Order. Applicant has demonstrated that approval of the amount to be securitized as agreed to by ORA and Applicant would be just and reasonable, in the public interest and complies with the statutory standards in Utilities Code Sections
39.301 and 39.303. 8. The Commission finds that it is reasonable for Applicant to recover through the issuance of Transition Bonds the Regulatory Assets and other Qualified Costs listed on Appendix A to this Financing Order. Pursuant to this Financing Order, Applicant is authorized to cause the SPE to issue Transition Bonds in the original principal amount of up to and including the sum of $949,137,000 plus such other up-front Qualified Costs as are included in the calculations of the Issuance Advice Letter. Pursuant to this Financing Order, $949,137,000 of recoverable generation-related regulatory assets on Applicant's regulatory books will be reduced through the securitization.4 Pursuant to this Financing Order, the Commission approves Transition Charges to be paid by retail customers sufficient to support issuance by the SPE of Transition Bonds of up to and including such original principal amount, secured by and payable solely out of the Transition Property created pursuant to this Financing Order and the other collateral described in the Application. 9. The actual costs of issuing and supporting the Transition Bonds will not be known until the Transition Bonds are issued, and certain ongoing costs relating to the Transition Bonds may not be known until such costs are incurred. The actual amount of debt and equity securities to be retired and refunded will be affected by market conditions at the time such securities are retired or refunded, and, therefore, the actual cost of retiring and refunding debt and equity securities in connection with the issuance of the Transition Bonds will not be known until such securities are retired and such refunding is complete. The costs of credit enhancement and servicing, including third party fees and expenses, also will not be known until the time the Transition Bonds are priced. For these purposes, therefore, the estimated amount of such costs was agreed to by ORA and Applicant and summarized on Appendix A to this Financing Order. 10. The Commission finds that the estimates of the costs of issuing and supporting the Transition Bonds and of retiring and refunding debt and equity set forth in Appendix A are reasonable and are approved, provided that: (a) The amounts of upfront variable and ongoing Qualified Costs described on Appendix A and incurred or to be incurred in connection with the proposed transaction that are recoverable through Transition Charges shall not exceed the percentage estimates of such costs set forth on Appendix A to this Financing Order. Applicant shall securitize the amounts of upfront fixed Qualified Costs which are described on Appendix A in the amounts therein described, with any variation between such estimated amounts and the actual amounts to be trued-up in subsequent proceedings before the Commission. These limitations will not preclude Applicant from having an opportunity to seek recovery of any excess costs in subsequent proceedings.
(b) The Applicant shall be entitled to recover through Transition Charges Qualified Costs not described on Appendix A based on actual amounts known or the best estimates provided by Applicant at the time the Transition Bonds are priced and included in the Issuance Advice Letter as described below.
(c) Qualified Costs may include the up-front costs of entering into hedge or swap agreements under the circumstances described in Finding of Fact No. 41.
(d) The precise amounts of up-front costs and expenses will be set forth in an Issuance Advice Letter filed subsequently by Applicant in accordance with Ordering Paragraph No. 3 of this Financing Order.
D.   The SPE

11. The SPE will be a Delaware limited liability company or a Delaware business trust created solely to issue the Transition Bonds.
12. The SPE will be wholly-owned directly by Applicant.
13. The initial capital of the SPE is expected to be not less than 0.5% of the original principal amount of each series of Transition Bonds issued by the SPE.
14. Concurrently with the issuance of any of the Transition Bonds, Applicant will transfer to the SPE all of Applicant's rights under this Financing Order, including rights to impose, collect, and receive the Transition Charges, in a transaction that will qualify as a "true sale" within the meaning of Utilities Code Section 39.308. By virtue of the transfer, the SPE will acquire all of the right, title, and interest of Applicant in the Transition Property arising under this Financing Order.
15. The SPE will issue Transition Bonds in an aggregate amount not to exceed the principal amount approved herein by the Commission and will pledge to the Indenture Trustee, as collateral for payment of the Transition Bonds, the Transition Property (including the SPE's right to receive the Transition Charges as and when collected) and certain other collateral described in the Application.
16. The Transition Property and all other collateral will be held and administered by the Indenture Trustee pursuant to the Indenture, as described in the Application.
17. The Indenture will include
provisions for a Collection Account and related subaccounts for the collection and administration of the Transition Charges and payment or funding of the principal and interest on the Transition Bonds and other Periodic Payment
Requirements, including fees and expenses, in connection with the Transition Bonds, as described in the Application.
E. Transition Bonds

18. The Transition Bonds will be issued in one or more series comprised of one or more classes or tranches having legal final maturity dates not exceeding 15 years from the date of issuance of such series.
19. The legal final  maturity
date of each series and class or tranche within a series and amounts in each series will be finally determined by Applicant,5 consistent with market conditions and indications of the rating agencies, at the time the Transition Bonds are issued.
20. The Commission finds that Applicant's proposal with respect to the maturities and classes or tranches of the Transition Bonds is reasonable and such proposal is approved; provided that the amortization of the Transition Bonds shall be structured in accordance with the rebuttal testimony of David G. Carpenter and D. Greg Wilks, as summarized in the letter of understanding between ORA and Applicant. F. Servicer

     21. Applicant and the SPE will enter into a Servicing Agreement pursuant to which Applicant will act as the initial Servicer. The Servicer will be responsible for billing and collecting Transition Charges on behalf of the SPE, making filings in connection with the periodic true-ups described above in this Financing Order, and certain related duties described in the Application and the Servicing Agreement.
G. Retail Electric Providers

22. Prior to the introduction of competition, Applicant will collect Transition Charge revenues as part of the current frozen bundled rates and will remit such revenues to the SPE. With the introduction of the pilot program in June 2001 and the subsequent introduction of retail competition in January 2002, Utilities Code Section 39.107(d) will require that Applicant will bill a customer's REP for the Transition Charges attributable to that customer. Utilities Code Section 39.107(d) provides that the REP must pay the Transition Charges.
23. In many of the jurisdictions that have approved the issuance of transition bonds, the financing orders have typically provided that REPs (or the equivalent entities in such other jurisdictions) must remit transition charges to the Servicer within a specified number of days and that the Servicer would be allowed to assume the billing and collection of transition charges in the event of a default by an REP (or such equivalent party). Financing orders in other jurisdictions also have typically established credit qualifications and/or deposit requirements for REPs (or such equivalent parties) that intend to bill, collect, and remit transition charges.
24. Applicant has asserted that rating
agencies that have rated transition bonds issued in other jurisdictions have carefully evaluated the billing and credit requirements contained those financing orders. Applicant has also asserted that if this Financing Order does not contain minimum billing and credit standards acceptable to the rating agencies, it will be impossible for the Transition Bonds to receive the desired triple-A ratings without the inclusion of some additional form of credit enhancement. Applicant, therefore, proposed minimum billing and credit standards applicable to REPs.
25. The Commission  finds that billing and credit  standards applicable to REPs should be standardized across all utilities and will be decided in the Commission's Project No. 21082, Certification of Retail Electric Providers and Registration of Power Generation Companies and Aggregators or other rulemakings related to transmission and distribution access. Recognizing, however, that this Financing Order must specify certain minimum remittance timelines and deposit requirements so that rating agencies can analyze the adequacy of the credit enhancement mechanisms incorporated herein, the Commission approves certain minimum remittance procedures and deposit requirements described in Ordering Paragraph Nos. 19 through 22 of this Financing Order and set forth in the Transition Charge tariff attached to this Financing Order as Appendix B. This approach will allow the Commission to properly address REP billing and credit standards in Project No. 21082 while still permitting the Transition Bonds to achieve triple-A ratings, with minimal impact on customers, the competitive process, Applicant, or the proposed transaction. H. Findings Required by Utilities Code ss. 39.301

               Reduction of Recoverable Regulatory Assets Through

               Refinancing or Retirement of Utility Debt or Equity



26. The proceeds of the securitization (net of transaction costs) will be used to refinance or retire Applicant's debt or equity.
27. As agreed to between ORA
and Applicant, Applicant will use the proceeds of the securitization to refinance or retire debt or equity in proportions that maintain a common equity ratio of 45% to 48% (with a target of 45%), excluding consideration of the Transition Bonds.
28. As of September 30, 1999,  Applicant's common stock equity was $1,366.8 million, or 51% of capitalization, Applicant's preferred stock was $166 million, or 6% of capitalization, Applicant had trust preferred securities of $144.9 million, or 5% of capitalization, and Applicant's long-term debt was $1,015 million, or 38% of capitalization.
29.  Under  the  securitization
transaction agreed to by ORA and Applicant, $949.1 million of recoverable generation-related regulatory assets on Applicant's regulatory books will be reduced through securitization.
30. In the April 2000 unbundling  proceedings,
the effects on Applicant's capital structure of refinancing or retirement of debt and/or equity with securitization proceeds will not be used in any way as a means of setting a higher cost of capital for Applicant's transmission and distribution system than would otherwise be calculated based upon the risks, operations and business conditions of the regulated transmission and distribution utility.
                       Tangible and Quantifiable Benefits
31. In his direct testimony, ORA witness Paul Bellon recommended that Applicant receive a financing order authorizing securitization of $1,211.7 million of regulatory assets, plus other qualified costs of $45 million. Mr. Bellon calculated net present value benefits in the range of $275.6 million to $314.6 million from his recommended securitization compared to traditional financing, depending on the period of recovery using traditional financing, using an estimated compounded annual interest rate on the Transition Bonds of 7.43% for the discount rate. Mr. Bellon's analysis, which is described in his direct testimony, was conducted on an asset-by-asset basis.
32.  In his  rebuttal
testimony, Applicant witness John Jeter analyzed the benefits of securitization of the modified amount of $1,241.4 million of regulatory assets, plus other qualified costs of $47.4 million, in Applicant's rebuttal case. Mr. Jeter calculated net present value benefits of $274.4 million from the securitization in Applicant's rebuttal case compared to conventional financing, using an estimated annual interest rate of 7.3% on the Transition Bonds for the discount rate. Mr. Jeter's analysis, which is set forth in Exhibit JAJ-6R to his rebuttal testimony, was performed on an aggregate basis; however, there should be no difference between the aggregate and asset-by-asset analysis because all of the regulatory assets to be securitized in Applicant's rebuttal case consisted of regulatory assets that earn a return. In Exhibit JAJ-7R to his rebuttal testimony, Mr. Jeter also calculated that net present value benefits of $59.6 million would result from the securitization of $1,241.4 million in regulatory assets, plus estimated other qualified costs of $61.4 million when compared to conventional financing, using a discount rate of 8.8%.
33. The Commission finds
the methodology used by Mr. Bellon to calculate the net present value of the benefits of securitization compared to conventional financing is reasonable. The Commission also finds Mr. Jeter's methodology produces equivalent results where no significant amount of regulatory assets evaluated are ones that do not earn a return and is reasonable.
34. The amount of regulatory assets to be securitized under the agreement of ORA and Applicant of $949.1 million is made up of items that were included in the evaluations performed by Mr. Bellon and Mr. Jeter and consists entirely of items that earn a return. Based on the evaluations of Mr. Bellon and Mr. Jeter, it is appropriate to conclude from the record in this case that the amount securitized in this proceeding of $949.1 million of regulatory assets, plus other qualified costs estimated at $36,371,039, will produce net present value benefits when compared to traditional financing. The benefits produced by such securitization are proportional to the benefits described in Findings of Fact Nos. 31 and 32 calculated by Mr. Bellon and Mr. Jeter.

35. Based on the foregoing, the Commission finds that it is reasonable to conclude that the securitization agreed to by ORA and Applicant of $949.1 million, plus other qualified costs estimated at $36,371,039, produces benefits compared to traditional financing, even using a discount rate of 8.8%. At a discount rate of 7.43%, the net present value of the benefits of securitization of $949.1 million of regulatory assets, plus other qualified costs estimated at $36,371,039, when compared to traditional financing, is in excess of $200 million.
36. Applicant will demonstrate that the net present value of the revenue requirements pursuant to securitization is lower than the net present value of revenue requirements for the securitized assets recovered under conventional financing, by performing an analysis at the time the price and structure of the Transition Bonds is known. Applicant will provide confirmation of such benefits to the Commission in an Issuance Advice Letter in the form of Appendix C to this Financing Order.
37.Further confirmation of the tangible and quantifiable benefits of the securitization is provided by the testimony of Applicant witness Wendy Hargus. In her direct testimony, Ms. Hargus showed that Applicant's overall cost of capital would be reduced as a result of issuing the Transition Bonds. In her rebuttal testimony, Ms. Hargus demonstrated that the proceeds from the Transition Bonds bearing an estimated coupon rate of 7.3% will be used to retire common equity that currently bears a pre-tax cost of capital of 15.52% and to retire first mortgage bonds that currently have a cost rate of 8.58%, including the annual amounts to amortize unamortized bond discount, debt discount and issuance costs currently on Applicant's books.
38. The Commission finds that the securitization agreed to by ORA and Applicant will reduce Applicant's cost of capital.
39. The Commission finds that the securitization agreed to by ORA and Applicant will provide tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of Transition Bonds.
                         Lowest Transition Bond Charges
40. In their direct testimony, Applicant witnesses Wendy Hargus, Curtis Probst and Greg Wilks set forth the plan to assure a structure and pricing for Applicant's proposed securitization transaction that results in the lowest Transition Bond charges consistent with market conditions and the terms of the Financing Order.
41. The following is a summary of the plan described by Ms. Hargus, Mr. Probst and Mr. Wilks in their direct testimony. (a) The issuer of Transition Bonds is a special purpose bankruptcy-remote entity (SPE) that is unlikely to become a subject to a bankruptcy proceeding of its parent or any affiliate and will be protected if such a proceeding were to occur; (b) The right to impose and collect the Transition Charges is recognized as a separate property right that is transferred to the SPE and the transition charges are nonbypassable;
(c) The transaction provides credit enhancement in the form of a mechanism to periodically adjust or "true-up" the Transition Charges annually, and in certain limited circumstances, as frequently as every payment date, in order to assure the timely payment of the debt service and other ongoing transaction costs;
(d) The transaction provides for additional credit enhancement in the form of a collection account which includes (i) a capital subaccount of not less than 0.5% of the initial principal amount of the Transition Bonds and (ii) an additional overcollateralization subaccount which builds up over time to equal not less than an additional 0.5% of the initial principal amount of the Transition Bonds. These credit enhancements provide assurance of certainty of payment of interest and principal to investors and are consistent with the informal requirements of the Internal Revenue Service in order to receive the desired federal income tax treatment for the Transition Bond transaction;
(e) The transaction is structured to protect bondholders against potential defaults by the Servicer and/or REPs that may become responsible for billing and collecting the Transition Charges from existing or future retail customers;
(f)      The  transaction  is structured so that for federal income tax purposes
         (i) the transfer of the rights under the Financing Order to the SPE does not result in gross income to Applicant and the future revenues under the transition charges will be included in Applicant's gross income in the year in which the related electric service is provided to customers, (ii) the issuance of the Transition Bonds and the transfer of the proceeds of the Transition Bonds to Applicant will not result in gross income to Applicant and (iii) the Transition Bonds will constitute obligations of Applicant; and
(g) The Transition Bonds will be marketed using proven underwriting processes by which, after testing the market and investors' preferences, the final structure of the Transition Bonds, the timing of the issuance and the terms and conditions, related to maturities, type of interest (fixed or variable) and other aspects, will be established to obtain the structure and pricing that result in the lowest transition bond charges.
(h) If the general level of interest rates begins to rise such that it may be prudent to mitigate the risk of future increases in rates, then CPL may enter into hedge or swap agreements to mitigate such risks.
Ms. Hargus stated that the objectives of the elements of Applicant's plan set forth above are to obtain the highest possible credit rating for the transition bonds and to achieve the lowest transition bond charges. 42. The Commission finds that the elements of Applicant's plan to ensure the lowest transition bond charges consistent with market conditions and this Financing Order, as set forth in the preceding three Findings of Fact, are reasonable and should be adopted.
43. The Commission finds that the structuring and pricing of the Transition Bonds in accordance with the Applicant's plan set forth above will ensure that the Transition Bonds have been issued at the lowest transition bond charges consistent with market conditions and the terms of this Financing Order. As set forth in the Issuance Advice Letter attached to this Financing Order as Appendix [ ], Applicant will confirm the actions taken by it as set forth therein in connection with testing the market and investors' preferences to obtain the structure and pricing that result in the lowest transition bond charges.6 44.
Based on the preceding Findings of Fact Nos. 40 through 42, the proposed Transition Bond transaction will be consistent with the standards set forth in Utilities Code Section 39.301.
                               Amount Securitized
45. In his direct testimony, ORA witness Paul Bellon presented a methodology to compare the amount securitized to the net present value of the revenue requirement over the life of the proposed Transition Bonds associated with the regulatory assets sought to be securitized, under which the revenue requirement on the regulatory assets is calculated based on the interest rate of the Transition Bonds and the net present value of these revenue requirements is calculated using that interest rate as the discount rate. Mr. Bellon's methodology led him to conclude that, as long as the regulatory assets sought to be securitized earn a return, the amount that can be securitized is capped at the book value of the regulatory assets. Mr. Bellon's methodology and conclusion with respect to this matter are reasonable.
46. The $949.1 million amount of regulatory assets that ORA and Applicant have agreed should be securitized under the Financing Order in this case constitutes the sum of the net book value of these regulatory assets as of December 31, 1998. The Commission finds that since each of these regulatory assets earns a return, the amount of regulatory assets agreed to by ORA and Applicant of $949.1 million does not exceed the present value of the revenue requirements over the life of the proposed transition bonds associated with the regulatory assets sought to be securitized.
I. Findings Required by Utilities Code Section 39.303(a)

47. In his rebuttal testimony, Applicant witness John Jeter presented a methodology by which the total amount of revenues to be collected under this financing order is compared to the revenue requirements that would be recovered over the remaining life of the regulatory assets using conventional financing methods. This analysis which is set forth in Exhibit JAJ-6R of Mr. Jeter's rebuttal testimony indicated that for the securitization in Applicant's rebuttal case of $1,241.4 million of regulatory assets, plus other qualified costs of $47.4 million, the revenue requirements under securitization, assuming
Transition Bonds issued at a 7.3% weighted average interest rate, would be $1,273.5 million less than the revenue requirements over the remaining life of the regulatory assets using conventional financing. Mr. Jeter also calculated in Exhibit JAJ-7R to his rebuttal testimony that for the securitization of $1,241.4 million of regulatory assets, plus other qualified costs of $61.4 million, the revenue requirements under securitization, assuming Transition Bonds issued at an 8.8% weighted average interest rate, would be $882 million less than the revenue requirements over the remaining life of the regulatory assets using conventional financing.
48. The methodology set forth in Mr. Jeter's  Exhibits
JAJ-6R and JAJ-7R to his rebuttal testimony is reasonable. Because of the higher carrying charges under traditional financings that include income taxes on the equity portion of the return, as compared to the lower carrying charges under the securitization financing, securitization of $949.1 million of regulatory assets, plus estimated other qualified costs of $36,371,039, approved by this Financing Order will result in revenues to be collected under this Financing Order compared to the revenue requirements under conventional financing over the remaining life of the regulatory assets that are proportional to the revenue requirements in Mr. Jeter's analysis, under which the revenue requirements under conventional financing substantially exceeded, by multiples of $100 millions, the revenues under the securitization transaction.
     49. Based on the foregoing, the Commission finds that the total amount of revenues to be collected under this Financing Order is less than the revenue requirements that would be recovered over the remaining life of the regulatory assets using conventional financing methods. The authorized securitization will result in reduced revenue requirements to customers of over $900 million, assuming a 7.3% weighted average interest rate, or over $600 million, assuming a 8.8% weighted average interest rate. Applicant will confirm this calculation in the Issuance Advice Letter in the form of Appendix C to this Financing Order. J.Information Required by Utilities Code Section 39.303 (b)

50. The Commission approves as reasonable the recovery by Applicant of the amount of Regulatory Assets listed on Appendix A to this Financing Order. 51. The Transition Charges related to a series of Transition Bonds will be recovered over a period of not more than 15 years from the date of issuance of such series of the Transition Bonds, it being recognized that delinquencies and end of period billings may be collected after the conclusion of such 15-year period. K. Transition Charges per Utilities Code Section 39.303 (c)

52. ORA witness Harika Basaran testified that many of Applicant's generation-related regulatory assets were properly allocated 100% to the Texas retail jurisdiction. To determine the Texas jurisdictional portion of those assets that are not directly allocated 100% to the Texas retail jurisdiction, Ms. Basaran recommended that a jurisdictional allocation factor of 95.837% be used to allocate these generation-related regulatory assets to the Texas retail jurisdiction.
53.  The  Commission  finds the  methodology  recommended  by Ms.
Basaran to allocate generation-related assets to the Texas retail jurisdiction is reasonable and should be adopted for purposes of this case, but the use of such methodology and the resulting jurisdictional allocation factor shall not be precedential for future proceedings and no party shall be estopped from advocating a different jurisdictional allocation methodology in any such future proceedings.
54. Ms.  Basaran  recommended  that the energy  allocator  used to allocate  transition charge revenue  requirements among retail transition charge
(TC) customer classes be based on energy consumption for the twelve months ending immediately prior to May 1, 1999, adjusted only for weather and line losses. This energy allocator was used by Ms. Basaran to calculate the Regulatory Asset Allocation Factors ("RAAFs").
55. The Commission  finds the energy  allocator  recommended by Ms. Basaran and used by her to calculate the RAAFs is reasonable and should be adopted.
56. ORA and Applicant agreed that the
demand allocators used to develop the RAAFs for the TC customer classes should be based on the approach supported by Applicant witness Donald Moncrief in his testimony. ORA and Applicant agreed that this methodology should include pro forma adjustments necessary to comply with removal of qualifying cogeneration projects under Utilities Code ss. 39.267(k) and to add the associated standby usage related to these projects and to reflect a new industrial customer.
57.
Mr. Moncrief's demand allocators were developed based on the generation-related base revenues by class resulting from the Joint Revenue Requirement Spread ("JRRS") agreed to by the participants to Docket No. 14965, Applicant's last base rate proceeding in which rates were designed. Mr. Moncrief testified that the JRRS constituted the best representation of the demand allocation method adopted in Docket No. 14965.
58. The  Commission  finds the demand  allocation
method recommended by Mr. Moncrief to be reasonable. His methodology allocates responsibility for the regulatory assets authorized to be securitized by this Financing Order in accordance with the methodology used to allocate the costs of the underlying assets in the most recent Commission order addressing Applicant's rate design.
59. The Commission finds that pro forma adjustments should be made to the demand allocators developed from the generation-related base rate revenues by class resulting from the JRRS to remove reasonably anticipated qualifying cogeneration projects under Utilities Code Section 39.262(k), as proposed by ORA and Applicant. These pro forma adjustments are necessary to develop appropriate demand allocators to compute the RAAFs. The Commission also finds that, as proposed by ORA and Applicant, related pro forma adjustments should be made to account for the associated increase in standby usage for such projects and to reflect a new industrial customer in developing appropriate demand allocators to compute the RAAFs.
60.  The  adjustments  to  billing
determinants to account for the qualifying cogeneration projects under Utilities Code ss. 39.262(k) are set forth in Mr. Moncrief's direct testimony. The Commission finds the adjustments made for this purpose by Mr. Moncrief are reasonable. Should subsequent information become available that alters the assumptions that served as the basis for these adjustments, Applicant will make modifications to the pro forma adjustments as part of the non-standard true-up process under the Transition Charge tariff attached to this Financing Order as Appendix B. The adjustment to billing determinants for the new industrial customer is set forth in Ms. Basaran's testimony. The Commission finds the adjustment made by Ms. Basaran for this purpose to be reasonable. 61. The
Commission finds the treatment of the pro forma adjustments for qualifying cogeneration projects set forth in the preceding Findings of Fact is reasonable and should be adopted. 62. ORA and Applicant have agreed that in developing the RAAFs for the non-firm TC customer classes, both the pro forma adjustments described above and the allocation to the residential TC customer class will be made prior to adjusting the non-firm TC customer class allocations by 150%. The RAAFs for the remaining classes will then be recalculated to allocate the remaining transition charge billing requirements to the remaining TC customer classes in the manner proposed by Ms. Basaran in her direct testimony. 63. The Commission finds the procedure for developing the RAAFs for the non-firm TC customer classes and for the remaining TC customer classes as set forth in the preceding Finding of Fact is reasonable and should be adopted. 64. In their direct testimony, Ms. Basaran and Mr. Moncrief described the methodology for developing the allocation of billing requirements for the Transition Charges for the regulatory assets securitized under this Financing Order. As described in their testimony, this methodology: (a) allocated the residential TC class' share by allocating to all customer classes 50% of the billing requirements using the demand allocators derived from the generation-related base revenues resulting from the JRRS and allocating the remainder of the billing requirement on the basis of energy consumption of the classes; (b) after the allocation to the residential TC customer class set forth in the preceding clause, the remaining billing requirement was allocated to the remaining TC customer classes using the demand allocators derived from the generation-related base revenues resulting from the JRRS, with the non-firm TC classes being allocated billing requirements equal to 150% of the amount allocated to those classes; (c) after allocation to the residential TC class set forth in the penultimate clause above was calculated, the remaining billing requirements were allocated to the remaining TC customer classes using the demand allocators derived from the generation-related base revenues resulting from the JRRS. 65. The Commission finds the methodology set forth in the preceding Finding of Fact, modified to reflect the matters set forth in Findings of Fact Nos. 59 through 62, is reasonable and should be adopted. 66. The RAAFs resulting from the methodology adopted in the preceding Finding of Fact are set forth in the Transition Charge tariff attached to this Financing Order as Appendix B and are reasonable. 67. The Transition Charge tariff attached to this Financing Order as Appendix B provides for adjustment of the RAAFs in the event the Commission enters an order that finds the total statewide stranded costs to exceed $5 billion and requires the Transition Charges to be adjusted accordingly. This provision of the Transition Charge tariff appropriately addresses and provides a reasonable mechanism for adjustment in the event statewide stranded costs exceed $5 billion. 68. The Transition Charge tariff attached to this Financing Order as Appendix B also provides for adjustment of the RAAFs: (a) in the event the Commission requires competition transition charges for Applicant to be collected and allocated in a different manner than the manner approved in this Financing Order and requires the Transition Charges to be adjusted accordingly; (b) expected loss of load in terms of forecasted billing units for one or more TC customer classes for an upcoming period that is 10% or more as a percentage of the forecasted billing units for the immediately preceding period; and (c) customers who are exempted from stranded cost responsibility under Utilities Code Sections 39.252(b) and 39.262(k), as implemented by P.U.C. Subst. Rule
25.345. The RAAFs as so adjusted from time to time will always equal 100% in the aggregate. 69. The Commission finds the adjustments contemplated in the RAAFs in the event of the occurrence of the circumstances set forth in the preceding Finding of Fact are reasonable and are appropriate to be included in the Transition Charge tariff. The first adjustment provides a mechanism to permit the transition charge allocations among customer classes to be consistent with the allocation of stranded costs for purposes of developing competition Transition Charges. The second adjustment protects against Transition Charge collections being jeopardized by a substantial loss of sales in any given TC customer class and provides assurance of collection of Transition Charges sufficient to satisfy the debt service on and the other Periodic Payment Requirements in connection with the Transition Bonds issued under this Financing Order. The third adjustment will ensure that any shortfalls resulting from the provisions of the Utilities Code Sections 39.252(b) and 39.262(k) are spread equitably among all customers. 70. The TC customer classes agreed to by ORA and Applicant and the method (i.e., energy or demand) of billing transition charges to those TC customer classes are set forth in the Transition Charge tariff attached to this Financing Order as Appendix B. These TC customer classes and the method of billing transition charges to these TC customer classes are supported by the testimony of Mr. Moncrief and ORA witness Brian Lloyd. 71. The Commission finds the TC customer classes and the method of billing transition charges to these TC customer classes set forth in the Transition Charge tariff attached as Appendix B to this Financing Order are reasonable and should be adopted. 72. ORA and Applicant agreed that Transition Charges should not apply to the Economic As-Available Power Service (EAPS) customers through December 31, 2001. The exclusion of EAPS customers during this period was supported by the rebuttal testimony of Mr. Moncrief. Mr. Moncrief explained that EAPS customers take service under a tariff that provides flexibility in identifying and using economical power supplies. EAPS customers pay charges based on marginal power costs, and it would not be appropriate to apply transition charges based on fixed cost revenue requirements to these customers during this period. Mr. Moncrief's position on this matter was supported by TIEC witness Jeffry Pollock.
73. The Commission finds the agreement of ORA and Applicant to exclude EAPS customers from Transition Charges through December 31, 2001, is reasonable given the nature of EAPS service. However, after December 31, 2001, should a REP provide service comparable to EAPS, that service will be subject to industrial TC customer class transition charges. 74. The Commission finds the methodology described in the direct testimony of Mr. D. Greg Wilks for calculating the
Periodic Billing Requirement for Transition Charges and the forecasting methodology described in the testimony of Mr. Donald R. Moncrief for using that information to calculate the actual Transition Charges are reasonable and should be approved. L. Accumulated Deferred Income Taxes

75. The amount of regulatory assets authorized to be securitized by this Financing Order does not include the associated accumulated deferred income taxes (ADIT). 76. As discussed in the testimony of ORA witness Paul Bellon and Applicant witness David Carpenter, it is proper for the customers who pay Transition Charges under this Financing Order to receive the cost-free capital benefit of ADIT associated with the securitized regulatory assets. ORA and Applicant have agreed that the mechanism to be used to provide to the customers the cost-free capital benefits of the ADIT associated with the securitized regulatory assets should be a negative non-securitized competition transition charge (CTC) that credits customers with the reduced revenue requirements representing those cost-free capital benefits in the same manner as the
Transition Charges under this Financing Order. 77. In their testimony, Mr. Bellon, Mr. Carpenter and Applicant witness John Jeter demonstrated that the negative CTC provides greater benefits to customers than including the cost-free capital benefits of the ADIT associated with the securitized regulatory assets in the amount securitized. 78. The Commission finds the positions of ORA and Applicant witnesses that customers should receive the cost-free capital benefits of the ADIT associated with the securitized regulatory assets and that providing such benefits to the customers through a negative CTC provides customers greater benefits than including such benefit in the calculation of the amount securitized are reasonable and should be implemented. 79. The securitization methodology requested by, and granted to, the Applicant excludes ADIT associated with the securitized regulatory assets from the securitization financing. The benefits related to ADIT will be returned to ratepayers through a negative non-securitized CTC. This negative non-securitized CTC will be adjusted to reflect the balance of the ADIT applicable to the unamortized securitized regulatory assets. The benefits related to the ADIT will be determined using Applicant's cost of capital as determined in Docket No. 14965. 80. The benefits related to the ADIT will be calculated by applying the applicable rate of return, as ordered in Docket No. 14965, to the balance of ADIT. The benefits will be increased to reflect the reduction to federal income taxes and other revenue related taxes and fees related to the reduction in return. 81. Applicant's blended rate of return granted in Docket No. 14965 is 8.765% with an underlying weighted common equity cost component of 5.04%. The blended rate of return is applicable to the ADIT associated with all regulatory assets except for those related to accounting order deferrals. The rate of return granted in Docket No. 14965 that is applicable to the ADIT related to the accounting order deferrals is 9.13%. The weighted common equity cost component associated with the accounting order deferrals is 5.41%. 82. Applicant will be required to maintain sufficient books and records that will allow the identification of the ADIT balance associated with the unrecovered principal balance and the portion related to the unrecovered portion of accounting order deferrals. 83. In the event that Applicant is prevented from crediting all or a portion of the negative CTC to customers through actions of the Legislature, and the economic benefits that would have been obtained from application of the negative CTC are not credited to customers through another rate mechanism, Applicant shall provide the economic benefits that would have been obtained from application of the negative CTC to customers through an alternative mechanism approved by the Commission. 84. The ADIT associated with the securitized regulatory assets as of December 31, 1998, is $332.2 million. The Commission finds that it is reasonable to implement the negative CTC tariff attached to this Financing Order as Appendix D. The negative CTC and the associated ADIT balance will be treated consistent with the treatment of Transition Charges and Transition Bonds described in Findings of Fact Nos. 89 and 90 for purposes of the Annual Report under Utilities Code ss. 39.257. 85. ADIT related to assets other than those securitized under this Financing Order or subsequent financing orders will be included in any future determinations of Applicant's stranded costs. M. Annual Report Under Utilities Code Section 39.257 and Stranded Cost-Related Issues

86. As described in Finding of Fact No. 46, the $949.1 million of regulatory assets authorized to be securitized by this Financing Order is the sum of the net book value amounts of these regulatory assets as of December 31, 1998. 87. To ensure tangible and quantifiable benefits to customers from the securitization approved by this Financing Order, the Commission finds that, as a result of securitization, the treatments of the regulatory assets securitized, the loss on reacquired debt securitized, the amortization expense related to such assets, the Transition Bonds and the Transition Charge revenues for purposes of the Annual Report under Utilities Code ss. 39.257 and future determinations of stranded costs, set forth in Findings of Fact Nos. 88 through 90, should be implemented. 88. The loss on reacquired debt authorized to be securitized shall be removed from Applicant's cost of capital calculation for purposes of computing excess cost over market (ECOM) in any future determinations of stranded costs and the Annual Report submitted pursuant to Utilities Code ss. 39.257. 89. The amortization expense for the regulatory assets securitized and the effect of related ADIT will be excluded from the Annual Report submitted pursuant to Utilities Code ss. 39.257 for 1999 and subsequent years. 90. The balance of the securitized regulatory assets authorized by this Financing Order and the related ADIT will be excluded from rate base in the Annual Report submitted pursuant to Utilities Code ss. 39.257 for the year in which the Transition Bonds are issued and the associated adjustment will be prorated to reflect the portion of that year that the Transition Bonds are outstanding. For all subsequent years, the unamortized balance of regulatory assets securitized and the related ADIT will be excluded from the Annual Report submitted pursuant to Utilities Code ss. 39.257. IV. CONCLUSIONS OF LAW

1. Applicant is an "electric utility" as defined in Utilities Code Section 31.002(6) and is entitled to file an application for a financing order under Utilities Code Section 39.301.
2. The SPE will be an "assignee" as defined in Utilities Code Section 39.302(1).
3. The holders of the Transition Bonds and the Indenture Trustee will each be a "financing party" as defined in Utilities Code Section 39.302(3). 4. Applicant may authorize the SPE to issue Transition Bonds upon the terms and conditions approved in this Financing Order. 5. The Commission has authority to approve this Financing Order under the Utilities Code Section 39.303(a). 6. Applicant's securitization approved in this Financing Order satisfies the requirement of Utilities Code Section 39.301 that the proceeds of the Transition Bonds shall be used solely for the purposes of reducing the amount of recoverable regulatory assets through the refinancing or retirement of utility debt or equity. 7. Applicant's securitization approved in this Financing Order satisfies the requirement of Utilities Code Section 39.301 that the securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of Transition Bonds. Applicant's issuance of the Transition Bonds approved in this Financing Order under the terms and conditions described herein satisfies the requirement of Utilities Code Section 39.301 that the structuring and pricing of the Transition Bonds will result in the lowest transition bond charges consistent with market conditions and the terms of this Financing Order. 8. The amount of Regulatory Assets approved in this Financing Order to be securitized will not exceed the present value of the revenue requirement over the life of the Transition Bonds approved in this Financing Order associated with the Regulatory Assets sought to be securitized as required by Utilities Code Section 39.301. 9. Applicant's securitization approved in this Financing Order satisfies the requirement of Utilities Code Section 39.303(a) that the total amount of revenues to be collected under this Financing Order is less than the revenue requirement that would be recovered over the remaining life of the Regulatory Assets using conventional financing methods and that this Financing Order is consistent with the standards of Utilities Code Section
39.301. 10. This Financing Order details the amount of Regulatory Assets to be recovered and the period over which Applicant will be permitted to recover non-bypassable Transition Charges in accordance with the requirements of Utilities Code Section 39.303(b). 11. The method approved in this Financing
Order for collecting and allocating the Transition Charges among customers described in Findings of Fact Nos. 52 through 74 of this Financing Order (and set forth in the Transition Charge tariff attached hereto as Appendix B of this Financing Order) satisfies the requirements of Utilities Code Sections 39.303(c) and 39.253. 12. As provided in Utilities Code Section 39.303(d), this Financing Order, together with the Transition Charges authorized herein, is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Commission, except for the true-up procedures provided for herein, as permitted by Utilities Code Section 39.307. 13. As provided in Utilities Code Section 39.304(a), the rights and interests of Applicant under this Financing Order, including the right to impose, collect and receive the Transition Charges authorized in this Financing Order, are assignable and shall become Transition Property when they are first transferred to the SPE. The right, title, and interest of Applicant and any Assignee in this Financing Order and the Transition Charges, the rights to impose, collect, and receive, and obtain periodic adjustments of such Transition Charges, and the rates and other charges authorized hereby and all revenues, collections, claims, payments, money, or proceeds of or arising from the Transition Charges upon transfer to an Assignee will constitute Transition Property. 14. Transition Property will constitute a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of the Transition Charges depend on further acts by Applicant or others that have not yet occurred. 15. All revenues and collections resulting from the Transition Charges will constitute proceeds only of the Transition Property arising from this Financing Order. 16. Upon the transfer by Applicant of the Transition Property to the SPE, the SPE will have all of the rights of Applicant with respect to such Transition Property, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including the right to authorize disconnection of electric service and to assess and collect any amounts payable by any retail customer in respect of the Transition Property. 17. Any payment of Transition Charges by a retail customer will discharge the retail customer's obligations in respect of that payment, but will not discharge the obligations of any REP to remit such payments to the Servicer on behalf of the Assignee. 18. As provided in Utilities Code Section 39.305, the interests of the Assignee, the Indenture Trustee, and the holders of the Transition Bonds in the Transition Property and in the revenues and collections arising from that property are not subject to setoff, counterclaim, surcharge, or defense by Applicant or any other person or in connection with the bankruptcy of Applicant or any other entity. Without limiting the foregoing, negative CTCs authorized by this Financing Order shall reduce Applicant's bundled rates and, after unbundling, such other rates described in Utilities Code Section 39.262(g), but shall not operate to reduce Transition Charges. 19. The methodology described in Findings of Fact Nos. 52 through 74 for allocating Transition Charges complies with Utilities Code
Section 39.303(c) and is hereby approved. The methodology approved in this Financing Order to true-up the Transition Charges, as described in Ordering Paragraph No. 8 of this Financing Order (and set forth in the Transition Charge tariff attached hereto as Appendix B), satisfies the requirements of Utilities Code Section 39.307. True-up adjustments shall be made pursuant to such methodology. 20. If and when Applicant transfers to the SPE the right to impose, collect, and receive the Transition Charges and to issue the Transition Bonds, the Servicer will be able to recover the Transition Charges associated with such Transition Property only for the benefit of the SPE and the holders of the Transition Bonds in accordance with the Servicing Agreement. 21. If and when Applicant transfers its rights under this Financing Order to the SPE under an agreement that expressly states that the transfer is a sale or other absolute transfer in accordance with the "true sale" provisions of Utilities Code Section 39.308, then, pursuant to that section, such transfer will be a true sale of an interest in Transition Property for all purposes and not a secured transaction or other financing arrangement (except for federal or state income or franchise tax purposes, or financial reporting purposes) and title, legal and equitable, to the Transition Property will thereby pass to the SPE. 22. As provided in Utilities Code Section 39.309(b), a valid and enforceable lien and security interest in the Transition Property in favor of the holders of the Transition Bonds or a trustee on their behalf will be created by this Financing Order and the execution and delivery of a security agreement with the holders of the Transition Bonds or a trustee on their behalf in connection with the issuance of the Transition Bonds. The lien and security interest will attach automatically from the time that value is received for the Transition Bonds and, on perfection through the filing of notice with the Secretary of State in accordance with the rules prescribed by the Secretary of State under Utilities Code Section 39.309(d), will be a continuously perfected lien and security interest in the Transition Property and all proceeds of the Transition Property, whether accrued or not, will have priority in the order of filing and will take precedence over any subsequent judicial or other lien creditor. 23. As provided in Utilities Code Section 39.309(c), transfer of an interest in the Transition Property to an Assignee will be perfected against all third parties, including subsequent judicial or other lien creditors, when this Financing Order becomes effective, transfer documents have been delivered to the Assignee, and a notice of that transfer has been filed in accordance with the rules prescribed by the Secretary of State under Utilities Code Section 39.309(d); provided, however, that if notice of the transfer has not been filed in accordance with this paragraph within 10 days after the delivery of transfer documentation, the transfer of the interest will not be perfected against third parties until the notice is filed. The proposed transfer to the SPE of Applicant's rights under this Financing Order will constitute the transfer "of an interest in transition property" for purposes of Utilities Code Section 39.309(c). 24. As provided in Utilities Code
Section 39.309(e), the priority of a lien and security interest perfected in accordance with Utilities Code Section 39.309 will not be impaired by any later change in the Transition Charges pursuant to Utilities Code Section 39.307 or by the commingling of funds arising from Transition Charges with other funds, and any other security interest that may apply to those funds will be terminated when they are transferred to a segregated account for the Assignee or a financing party. To the extent that Transition Charges are not collected separately from other funds owed by retail customers or REPs, the amounts to be remitted to such segregated account for the Assignee or a financing party may be determined according to system-wide charge off percentages, collection curves or such other reasonable methods of estimation as are set forth in the Servicing Agreement 25. As provided in Utilities Code Section 39.309(e), if Transition Property is transferred to an Assignee, any proceeds of the Transition Property will be treated as held in trust for the Assignee. 26. As provided in Utilities Code Section 39.309(f), if a default or termination occurs under the Transition Bonds, the financing parties or their representatives may foreclose on or otherwise enforce their lien and security interest in any Transition Property as if they were secured parties under Chapter 9, Texas Business and Commerce Code; and, upon application by or on behalf of the financing parties, the Commission may order that amounts arising from the Transition Charges be transferred to a separate account for the financing parties' benefit, to which their lien and security interest may apply. 27. As provided in Utilities Code Section 39.309(f), if a default or termination occurs under the Transition Bonds, on application by or on behalf of the financing parties, a district court of Travis County, Texas shall order the sequestration and payment to them of revenues arising from the Transition Charges. 28. As provided in Utilities Code Section 39.311, transactions involving the transfer and ownership of the Transition Property and the receipt of Transition Charges are exempt from state and local income, sales, franchise, gross receipts, and other taxes or similar charges.
29. This Financing Order will remain in full force and effect and unabated notwithstanding the bankruptcy of Applicant, its successors, or assignees. 30. The Transition Bonds authorized by this Financing Order are not a debt or obligation of the State of Texas and are not a charge on its full faith and credit or taxing power. 31. Applicant retains sole discretion regarding whether or when to assign, sell or otherwise transfer the Transition Property created hereby or any interest therein, or to cause the issuance of any Transition Bonds authorized hereby. 32. Pursuant to Utilities Code Section 39.310, the State of Texas has pledged (and the Commission as an agency of the State of Texas does hereby confirm such pledge on its own behalf) for the benefit and protection of all financing parties with rights in the Transition Property (including without limitation the holders of the Transition Bonds) and Applicant, that neither the State of Texas nor the Commission will take or permit any action that would impair the value of the Transition Property authorized hereunder, or, except as permitted by Utilities Code Section 39.307, reduce, alter or impair the Transition Charges to be imposed, collected, and remitted to any financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the Transition Bonds have been paid and performed in full. Applicant or any Assignee issuing Transition Bonds is authorized pursuant to Utilities Code Section 39.310 and this Financing Order to include this pledge in any documentation relating to the Transition Bonds. 33. This Financing Order is final, is not subject to rehearing by this Commission, and is not subject to review or appeal except as expressly provided in Utilities Code Section 39.303(f). 34. Applicant's proposal meets the requirements for a "financing order" under Title 2, Subtitle B, Chapter 39, Subchapter G, of the Utilities Code and is hereby approved. 35. The Commission has the authority under Utilities Code ss. 14.001 and Chapter 39 to implement a negative non-securitized CTC in the manner set forth in this Financing Order and to approve the negative CTC tariff attached as Appendix D to this Financing Order. 36. The provisions of this Financing Order relating to the treatment of the securitized regulatory assets, the securitized loss on reacquired debt, the amortization expense on the securitized regulatory assets, the Transition Bonds and the transition charge revenues for purposes of the Annual Report under Utilities Code ss. 39.257 and subsequent determinations of Applicant's stranded costs comport with the applicable provisions of Utilities Code, Chapter 39. V. ORDERING PARAGRAPHS

         Based upon the record, the Findings of Fact and Conclusions of Law set forth herein, and for the reasons stated above, this Commission hereby orders that:

1.       Approval of Application.
         The Application of Applicant for the issuance of a financing order under Utilities Code Sections 39.201(i) and 39.303 is hereby approved, subject to the terms and conditions of this Financing Order.
2.       Recovery of Transition Charges.
         Applicant shall impose on, and the Servicer shall collect from, retail customers and REPs, as herein provided, Transition Charges in an amount sufficient to provide for the timely recovery of its aggregate Qualified Costs described herein (including payment of principal and interest on the Transition Bonds) and in the Application, including those approved in Findings of Fact Nos. 7 through 10 of this Financing Order.
3.       Issuance Advice Letter.
         Following determination of the final terms of the Transition Bonds and prior to issuance thereof, Applicant7 shall file with the Commission an Issuance Advice Letter in substantially the form attached as Appendix C to this Financing Order. The Issuance Advice Letter will be completed and evidence the actual dollar amount of the initial Transition Charges and other information specific to the Transition Bonds to be issued. All amounts which require computation shall be computed using the mathematical formulas contained in the form of Issuance Advice Letter and the attached form of Transition Charge tariff. The Commission's review of the Issuance Advice Letter shall be limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements which are set forth in this Financing Order and which are contained in the Issuance Advice Letter. The initial Transition Charges and the final terms of the Transition Bonds set forth in the Issuance Advice Letter shall become effective on the later of the third business day after submission to the Commission or the date of issuance of the Transition Bonds unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not conform with the requirements set forth above in this Paragraph No. 3.
                               Transition Charges
4.       Imposition.
         Applicant is authorized to impose on, and the Servicer is authorized to collect from, retail customers (during the years 2000 and 2001) and REPs (during subsequent years), as herein provided, Transition Charges in an amount sufficient to provide for the timely recovery of the aggregate Qualified Costs (including payment of principal and interest on the Transition Bonds), as approved in this Financing Order. The tariff for Transition Charges set forth in Appendix B is approved and shall be implemented. The methodology described in Findings of Fact Nos. 52 through 74, for calculating the specific levels of Transition Charges to be included in such tariff is hereby approved and shall be implemented. Any shortfalls in payments shall be allocated as between Transition Charges and other billed amounts in the manner set forth in the Transition Charge tariff attached hereto as Appendix B.
5.       Collection Period.
         The Transition Charges related to a series of Transition Bonds will be recovered over a period of not more than 15 years from the date of issuance of such series of the Transition Bonds, it being recognized that delinquencies and end of period billings may be collected after the conclusion of such 15-year period. 6. Allocation.
         Applicant shall allocate the Transition Charges among customers in the manner described in Findings of Fact Nos. 52 through 74 of this Financing Order and set forth in the Transition Charge tariff attached hereto as Appendix B. On or before September 1, 2001, Applicant or representatives of industrial customers shall provide evidence to the Commission which supports the continued exclusion of qualifying co-generation projects which supports the proforma adjustments described in such Findings.
7.       Non-Bypassability.
         Applicant and any other entity providing electric transmission or distribution services and any REP providing services to any retail customer within Applicant's certificated service area as it existed on May 1, 1999 , except for former customers not taking service from Applicant pursuant to Commission Docket No. 20292, is entitled to collect and must remit, consistent with this Financing Order, the Transition Charges from such retail customers and, except as provided under Utilities Code Sections 39.252(b) and 39.262 (k), as implemented by P.U.C. Subst. Rule 25.345, from retail customers that switch to "new on-site generation." The Commission will ensure that such obligations are undertaken and performed by Applicant, any other entity providing electric transmission or distribution services within Applicant's certificated service area as of May 1, 1999 and any REP providing services to any retail customer within Applicant's certificated service area. All retail customers within Applicant's certificated service area as it existed on May 1, 1999 including, except as provided under Utilities Code Section 39.262(k), retail customers that switch to "new on-site generation" as defined in Utilities Code Section 39.252, shall be obligated to pay the Transition Charges.
8.       True-ups.
(a) The Servicer shall make reconciliation adjustment filings pursuant to the true-up mechanism and the reconciliation procedures as described in the Transition Charge tariff attached hereto as Appendix B. (b) The Servicer shall allocate the upcoming period's Periodic Billing Requirement based on the RAAFs approved in this proceeding as described in Findings of Fact Nos. 52 through 74 of this Financing Order and the provisions of clause (c) of this Paragraph 8.
(c) The Servicer shall allocate any undercollections or overcollections from the previous period also using the RAAFs approved in this proceeding as described in Findings of Fact Nos. 52 through 74 of this Financing Order and the provisions of clause (d) and (e) of this Paragraph 8. (d) The Servicer shall divide each Transition Charge customer class's total allocation of the Periodic Billing Requirement by the appropriate forecasted billing units to determine the Transition Charge for the upcoming period for that class. (e) In the event that an adjustment to the RAAFs is needed in order to account for (i) expected load loss in any one class sufficient to cause forecasted billing units for one or more Transition Charge customer classes for an upcoming period to decline by 10% or more as a percentage of the forecasted billing units from the immediately preceding period, (ii) an adjustment, if needed, of allocation factors if state-wide stranded costs exceed $5 billion as set forth in Utilities Code
Section 39.253(f), (iii) a change in the class allocation required by the Commission as a result of competition transition charges for Applicant being allocated and collected in a manner different than the manner approved in this Financing Order, or (iv) a need to make additional adjustments to allocation factors for those customers who are exempted from stranded cost responsibility under Utilities Code Sections 39.252(b) and 39.262 (k), as implemented by P.U.C. Subst. Rule 25.345, the Servicer shall make a non-standard true-up filing at least 90 days before the date of the next true-up adjustment detailing the proposed changes to the allocation factors or true-up methodology along with the justification for the changes. ORA will advise Applicant by the 45th day after filing if there are modifications to the proposed methodology that ORA believes are appropriate. If ORA and Applicant cannot resolve any differences, the
Commission shall issue an order resolving the differences before the 90 day period has elapsed. In the event that the Commission cannot issue an order by that date, Applicant will be allowed to implement its proposed changes with any modifications ordered by the Commission made in the next true-up filing.. The RAAFs as so adjusted from time to time will always equal 100% in the aggregate.
(f) With respect to any series of Transition Bonds, the Servicer must make true-up adjustment filings with the Commission at least annually, within 45 days of the anniversary of the date of the original issuance of the Transition Bonds of that series. In addition, the Servicer may make true-up adjustment filings more frequently than annually under the circumstances described in the form of Transition Charge tariff attached to this Financing Order. (g) A true-up adjustment  filing  will set forth the  Servicer's  calculation  of the  true-up adjustment to the Transition Charges. Except for the non-standard true-up procedure described in clause (e) above, the Commission will have 15 days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the Servicer's adjustment. (h) Except for the non-standard true-up procedure described in clause (d) above, any true-up adjustment filed with the Commission shall be effective immediately upon filing. Any necessary corrections to the true-up adjustment, due to mathematical errors in the calculation of such adjustment or otherwise, will be made in future true-up adjustment filings. 9. SPE Remedies with respect to Transition Charges.
                  Upon the transfer by Applicant of the Transition Property to the SPE, the SPE will have all of the rights of Applicant with respect to such Transition Property, including, without limitation, the right to exercise any and all remedies with respect thereto. The Applicant shall have the right to disconnect electric service for failure to pay Transition Charges and to assess and collect any amounts payable by any retail customer in respect of the Transition Property.
10.      Ownership Notification.
         Any entity that bills Transition Charges to customers shall, at least annually, provide written notification to each retail customer for which the entity bills Transition Charges that the Transition Charges are the property of the SPE and not of the entity issuing such bill.
                                Transition Bonds
11.      Issuance.
         The issuance of Transition Bonds as described herein is hereby approved, subject to the terms and conditions of this Financing Order. The aggregate amount of other Qualified Costs described on Appendix A which may be recovered through the Transition Charges shall be limited in accordance with Finding of Fact No. 10. These limitations shall not preclude Applicant from having an opportunity to seek recovery of any excess costs in subsequent proceedings and Applicant shall credit any excess recoveries to ratepayers in accordance with Utilities Code Section 39.262(g). 12. Refinancing.
         Applicant or any Assignee may, pursuant to one or more new financing orders issued pursuant to Utilities Code Section 39.303(g), refinance the Transition Bonds in a face amount not to exceed the unamortized principal thereof, provided that Transition Charges will thereby be reduced. If Applicant or any Assignee refinances the Transition Bonds, and the Transition Charges authorized by this Financing Order are not thereupon terminated, such Transition Charges shall be adjusted or replaced by new transition charges sufficient to produce revenues to pay the remaining Qualified Costs of Applicant approved by this Commission. Such Qualified Costs shall include accrued interest and premiums, if any, and other costs of retirement of the refunded Transition Bonds, and all fees, costs and charges incurred to issue, service or refinance the new transition bonds, as provided in such new financing order or orders.
13.      Credit Enhancement.
         Applicant may provide for various forms of credit enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the Transition Bonds, provided that the costs of such credit enhancement must be included in the calculations set forth in the Issuance Advice Letter.8 14. Scheduled Amortization.
     The principal of the Transition Bonds shall be amortized as described in the rebuttal testimony of Mr. David G. Carpenter and Mr. D. Greg Wilks, as summarized in the letter of understanding between ORA and Applicant and as specifically stated in the Issuance Advice Letter.
15.      Structuring and Pricing of the Transition Bonds.
         The Transition Bonds shall be structured and priced in accordance with Findings of Fact Nos. 40 through 43, and as evidenced in the Issuance Advice Letter.9
                                    Servicing
16.      Servicing Agreement.
         The Commission hereby authorizes Applicant to enter into the Servicing Agreement with the SPE and to perform the servicing duties provided for therein. Without limiting the foregoing, in its capacity as initial Servicer of the Transition Property, Applicant is authorized to calculate, bill and collect for the account of the SPE, the Transition Charges initially authorized hereby, as adjusted from time to time to meet the Periodic Payment Requirements as provided in this Financing Order; and to make such filings and take such other actions as are required or permitted by this Financing Order in connection with the periodic true-ups described in this Financing Order. The Servicer shall be entitled to collect servicing fees in accordance with the provisions of the Servicing Agreement, provided that (i) the annual servicing fee payable to
Applicant while it is serving as Servicer (or to any other Servicer affiliated with Applicant) shall not at any time exceed the 0.05% of the original principal amount of the Transition Bonds and (ii) the annual servicing fee payable to any other Servicer not affiliated with Applicant shall not at any time exceed 0.60% of the original principal amount of the Transition Bonds. 17. Replacement of Applicant as Servicer.
         In the event of a default by Applicant in any of its servicing functions with respect to the Transition Charges, the financing parties may replace Applicant as Servicer in accordance with the terms of the Servicing Agreement. No replacement Servicer may replace Applicant as Servicer in any of its servicing functions with respect to the Transition Charges and the Transition Property authorized by this Financing Order if such replacement would cause the then current credit rating of the Transition Bonds to be suspended, withdrawn, or downgraded. 18. Collection Terms.
         The Servicer shall remit collections of the Transition Charges to the Assignee (or for its account) in accordance with the terms of the Servicing Agreement.
                            Retail Electric Providers
19.      Project No. 21082 Billing and Credit Standards.
         REPs authorized by the Commission to bill and collect Transition Charges will be subject to the billing and credit standards established by the Commission in the Commission's Project No. 21082, Certification of Retail Electric Providers and Registration of Power Generation Companies and Aggregators or other rulemakings related to transmission and distribution access. Such REPs shall also be subject to the minimum standards set forth in this Financing Order and contained in the Transition Charge tariff attached to this Financing Order as Appendix B. 20. Transition Charge Remittance Procedures.
         The Commission will not authorize a REP to bill and collect Transition Charges unless the REP agrees to remit to the Servicer the full amount of Transition Charges it bills to its retail customers, regardless of whether payments are received from such retail customers, within [16] [20] calendar days of the billing from the Servicer. If such Transition Charges are not received by the Servicer within such [16] [20] calendar day period, the REP shall be in default with respect thereto. Upon request from the Servicer, the REP shall promptly provide the Servicer with all information required for billing, for computing true-up adjustments and for fulfilling its obligations to the
Indenture Trustee and the SPE. The REP will be allowed to hold back from remittances an allowance for charge-offs to be calculated and periodically adjusted as described in the proposed Transition Charge tariff attached to this Financing Order as Appendix B. 21. Default and Assumption of Servicing.
         Five business days after a default by a REP in remitting any Transition Charges billed or providing the necessary information to the Servicer, the Servicer shall be entitled to assume responsibility for billing and collecting Transition Charges or, to the extent it does not retain such ability, to assign responsibility to another REP which meets the deposit and/or credit requirements set forth in Ordering Paragraph No. 22. If the Servicer is providing the metering data, the metering data will be provided to the REP at the time of billing. If the Servicer is not providing the metering, the entity providing the metering service(s) will be responsible for ensuring that the Servicer and the REP receive timely and accurate metering data in order for the Servicer to meet its obligations under the Servicing Agreement and this Financing Order with respect to billing and true-up adjustments. Deficiencies in payments from REPs shall be taken into consideration in the periodic true-up of the Transition Charges.
22.      Deposit Standards.10
         Each REP must either (i) maintain at least a BBB/Baa2 (or the equivalent) long term unsecured credit rating from Moody's Investors Service and Standard & Poor's Rating Services (so long as the Servicer maintains an unqualified ability to assume the REP's billing and collecting function and separately bill and collect Transition Charges upon a REP default) or (ii) provide to the Servicer or Indenture Trustee security equal to two months' maximum estimated collections of Transition Charges as determined by the Servicer; such security may take the form of a cash deposit or an affiliate guarantee, surety bond or letter of credit in form reasonably acceptable to Applicant and the rating agencies. The provider of the affiliate guarantee, surety bond or letter of credit must have a long-term unsecured credit rating of at least "AAA" (or the equivalent) by Standard & Poor's Ratings Services and Moody's Investors Service, respectively, except under the limited circumstances described in the rebuttal testimony of D. Greg Wilks. In the event of a default in the remittance of Transition Charges by the REP, the Servicer or Indenture Trustee shall collect such Transition Charges from the cash deposit or other security as described in this paragraph in accordance with the Indenture, and any remaining deficiency in collections and in the amount of such deposit shall be taken into consideration in the periodic true-up of the Transition Charges.
                                  Miscellaneous
23.      Continuing Issuance Right.
         Applicant has the continuing irrevocable right to cause the issuance of Transition Bonds in one or more series in accordance with this Financing Order for a period of twenty-four months following the date on which this Financing Order becomes final and non-appealable or, if appealed, the date on which all judicial decisions on appeal have become final and non-appealable.
24.      Internal Revenue Service Private Letter or Other Rulings.
         Promptly upon receipt, Applicant shall deliver to the Commission a copy of each private letter or other ruling issued by the Internal Revenue Service with respect to the proposed transaction, the Transition Bonds or any other matter related thereto. Applicant shall not cause Transition Bonds to be issued absent receipt of a private letter ruling as described in its Application.
25.      Binding on Successors.
         This Financing Order, together with the Transition Charges authorized hereby, shall be binding upon Applicant, which term includes any successor-in-interest to Central Power and Light Company that provides transmission and distribution service in Central Power and Light Company's existing certificated service area as of May 1, 1999, or, if transmission and distribution services are not provided by a single entity, the successor entity providing wire service directly to retail customers, in Central Power and Light Company's existing service area, or any other entity that provides transmission and distribution or wire services to retail customers within such area, each REP that sells electric energy to retail customers located within such service area, any successor-in-interest to such REP, any other entity responsible for billing and collecting Transition Charges on behalf of the SPE, and any successor to the Commission. The term "successor-in-interest" includes successors in interest by way of merger, assignment, pledge, or other security or otherwise. 26. Flexibility.
         Subject to compliance with the requirements of this Financing Order, Applicant and the SPE shall be afforded flexibility in establishing the terms and conditions of the Transition Bonds, including the final structure of the SPE as a Delaware business trust or Delaware limited liability company, repayment schedules, term, payment dates, collateral, credit enhancement, required debt service, reserves, interest rates, indices and other financing costs and the ability of Applicant, at its option, to effect a series of issuances of Transition Bonds. 27. Effectiveness of Order.
         This Financing Order becomes effective upon issuance. Notwithstanding the foregoing, no Transition Property shall be created hereunder, and Applicant shall not be authorized to impose, collect and receive Transition Charges, until the transfer of Applicant's rights hereunder to the SPE in conjunction with the issuance of the Transition Bonds.
28.      Regulatory Approvals.
         All regulatory approvals within the jurisdiction of the Commission that are necessary for the securitization of the Regulatory Assets and other
Qualified Costs that are the subject of the Application, and all related transactions contemplated in the Application, are hereby granted. 29. Payment of Commission's Costs for Professional Services.
         In accordance with Utilities Code Section 39.302(4), Applicant shall pay the costs to the Commission of acquiring professional services for the purpose of evaluating Applicant's proposed transaction, including, without limitation, the fees of the Commission's outside attorneys. 30. Negative CTC
         Applicant shall implement the negative CTC tariff attached to this Financing Order as Appendix D. As part of the Issuance Advice Letter, Applicant shall submit the Initial Negative CTC amounts, together with supporting calculations, to be applied to customers' bills during the period that the Initial Transition Charge Rates are in effect. As set forth in the negative CTC tariff attached to this Financing Order as Appendix D, Applicant shall submit Adjusted Negative CTC amounts, together with supporting calculations, at the time that any Adjusted Transition Charge Rates are submitted. The negative CTCs shall be credited in accordance with Conclusion of Law No. 18. 31. Effect.
         It is the Commission's intent that this Financing Order constitute a legal financing order for Central Power and Light Company under Utilities Code Chapter 39, Subchapter G. Accordingly, the Commission finds this Financing Order to be in compliance with the provisions of Utilities Code Chapter 39, Subchapter
G. The Commission recognizes that a legal financing order gives rise to rights, interests, obligations and duties as expressed in Utilities Code Chapter 39, Subchapter G and the terms of the financing order. It is the Commission's express intent to give rise to those rights, interests, obligations and duties by issuing this Financing Order. Except as permitted in conjunction with a financing order issued under Utilities Code Chapter 39, Subchapter G, this Financing Order is not intended to expand or diminish the jurisdiction of the Commission expressed in other sections of the Utilities Code or under other applicable law. Applicant and Servicer are hereby authorized to take such actions as are required to effectuate the transactions approved herein and to carry out and effectuate the requirements contained herein. All other motions, requests for entry of specific findings of fact and conclusions of law, and any other requests for general or specific relief, if not expressly granted herein, are hereby denied for want of merit.

         SIGNED AT AUSTIN, TEXAS the ____ day of _______________, 2000.

                                         ___________________________
                                         Pat Wood, III, Chairman


                                         ____________________________
                                         Judy Walsh, Commissioner


                                         ______________________________
                                         Brett A. Perlman, Commissioner

                          APPENDIX A TO FINANCING ORDER
                                  (Page 1 of 3)


           Description of Regulatory Assets and Other Qualified Costs
                        and Estimated Costs and Expenses


                         REGULATORY ASSETS TO SECURITIZE


                          Balance at    Related SFAS 109 Regulatory
                      December 31, 1998   Regulatory      Assets    Related ADIT
Description               Securitized      Asset        Securitized    Balance

                                        (Thousands of Dollars)

Mirror CWIP                  253,657      136,584         390,241    136,584

Deferred Accounting          482,447        -             482,447    168,856
Deferred Accounting deficiency 4,824        2,598            7,422     2,598
Loss on Reacquired Debt-
PCB direct                    28,922        -               28,922    10,123
Loss on Reacquired Debt-
Other                         35,429        -               35,429    12,400
Demand side management         4,676        -                4,676     1,637

Total Regulatory Assets
Securitized                  809,955       139,182          949,137  332,198

                          APPENDIX A TO FINANCING ORDER

                                  (Page 2 of 3)


                 Upfront Transition Bond Issuance Costs for CPL


                                                      Maximum
            Variable Costs                            Amounts (%)

Original Issue Discount                                0.1000%
    Underwriting Spread                                0.4850%
SEC Registration Fee (1/36th of 1%)                    0.0278%
Subtotal Variable Upfront Expense                      0.6128%

                                                       Maximum
                 Fixed Costs                           Amounts ($s)

          Printing Fees                               $350,000
Trustee Fee and Counsel                                 50,000
Company Legal Fees and Expenses                      2,500,000
Underwriters' Legal Fees and Expenses                  300,000
Accountant's/Auditor's Fees                            500,000
Rating Agency Fees                                     600,000
Legal Fees for Commission's Counsel                    100,000
Miscellaneous Fees                                   1,000,000
(Including CPL Cities' rate case expense)
SPE Setup Costs                                         25,000
Upfront Servicer Setup Costs                           500,000
Subtotal Fixed Upfront Expenses                      5,925,000


                  Costs to Reacquire Debt and Equity: To be based on actual amounts or Applicant's best estimates known at time of pricing (estimated as of 1/12/00 to be $19,600,000).

                          APPENDIX A TO FINANCING ORDER

                                  (Page 3 of 3)

                             Ongoing Transition Bond
                       Support and Servicing Costs for CPL


     Ongoing Servicing Fees                        Percentages (%)
Annual Fee as Percent of Initial Balance              0.0500%
Ongoing Third-Party Servicing Fees                 Percentages (%)

Annual Fee as Percent of Initial Balance             0.6000%
     Fixed Operating Expenses

Trustee Fee and Expenses
Independent Managers Fee                     To be recovered based on
Rating Agency Fees                           amounts actually incurred.
Miscellaneous Fees                           Annual true-up proceedings to
Subtotal Fixed Operatig Expenses             be used to ensure this result.

CENTRAL POWER AND LIGHT COMPANY
TARIFF FOR ELECTRIC SERVICE
Applicable: Entire system
Section: B           Sheet:  36
Revision:Original.   Effective Date:

         Negative Competitive Transition Charge Credits - Schedule NCTC



APPLICABILITY

This schedule is applicable to energy consumption and demands of retail customers taking transmission and/or distribution service from the Company subject to the terms and conditions of Schedule NCTC and Rider NCTC. This schedule, along with Service Rider 30, Initial/Adjusted Negative Competitive Transition Charge Credits, sets out the rates, terms, and conditions under which negative Competitive Transition Charges amounts will be credited by the Company to all retail customers who are taking either bundled electric service or transmission and distribution service from the Company and who are also responsible for payment of Transition Charges pursuant to Schedule TC and Service Rider 29 pursuant to the terms of the Financing Order approved by the Public Utility Commission of Texas (Commission) in Docket No. 21528.



For purposes of this schedule, the term "Company" means Central Power and Light Company and its successors and assigns that provide transmission and distribution service, or if transmission and distribution services are not provided by a single entity, the successor entity providing wire service directly to customers taking service at facilities, premises, or loads located within Central Power and Light Company's certificated service area as it existed on May 1, 1999.


For retail customers of the Company, the Negative Competitive Transition Charge Credits provided for in this rate schedule are reductions in the rates and charges payable by such customers to the Company, such rates and charges (A) being a component of the rates (exclusive of Transition Charges) under which the customer takes service prior to the unbundling of transmission and distribution rates specified by PURA Section 39.201 and (B) after such unbundling, being a component of the Company's transmission and distribution rates and other nonbypassable delivery rates (exclusive of Transition Charges but including competition transition charges (CTC) under PURA Section 39.201, to the extent they have not been securitized).




TERM

This schedule is effective beginning with the effective date and remains in effect until Negative Competitive Transition Charge Credits applied pursuant to this schedule are sufficient to fully amortize the balance of accumulated deferred income taxes related to securitized regulatory assets, pursuant to the Financing Order approved by the Public Utility Commission of Texas (Commission) in Docket No. 21528.


RATE CLASSES

     For the purposes of applying Negative Competitive Transition Charge Credits, each retail end-use customer will be designated as a customer in one of the following eight customer classes:


         Residential - This service is applicable to customers consisting of individual private dwellings and individually metered apartments. In addition, security or flood lighting services provided on residential end-use customers premises shall be included in this rate class.

         Commercial and Small Industrial - Energy - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage is billed without any demand charges. In addition, security or flood lighting services provided on applicable end-use customer's premises shall be included in this rate class.

         Commercial and Small Industrial - Demand - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage requires a demand meter.

         Large Industrial - Firm - This service is applicable to non-residential customers taking non-interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts.

         Standby - Firm - This service is applicable to non-residential customers taking non-interruptible standby service from the Company during the years 2000 and 2001 and from a retail electric provider during subsequent years when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment.

         Standby - Non-Firm - This service is applicable to non-residential customers whose service is provided to the entire premises at not less than 60,000 volts who are taking as-available standby service from the Company during the years 2000 and 2001 and from a retail electric provider during subsequent years when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment not held primarily for emergency use.

         Large   Industrial  -  Non-firm  -  This  service  is   applicable   to
         non-residential customers taking interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts. In addition, this service is applicable to customers whose service is provided to the entire premises at not less than 60,000 volts and who have self-generation capability equal to or greater than 25,000 kW and who purchase a minimum of 25,000 kW as Standby - Firm service for that portion of the customer's load which displaces, in total or in part, the customer's self-generating capability.

         Municipal and Cotton Gin - This service is applicable to municipalities, other utilities, and other public agencies for electric service for the operation of water supply, sewage, and/or drainage systems serving the general public supplied at one point of delivery and measured by one meter. In addition, this service is applicable to political subdivisions and eleemosynary institutions for traffic lighting, flood lighting and street lighting service on public streets and highways, in public areas, and upon the grounds of public schoolyard or educational institutions not organized for profit. This service is further applicable to all electric service other than lighting service furnished to cotton gins.



INITIAL COMPETITIVE TRANSITION CHARGE CREDIT ALLOCATION FACTORS

The Initial Negative Competitive Transition Charge Credits are calculated using the methods approved in the Financing Order referred to above. The Negative Competitive Transition Charge Credit Allocation Factors (NCTCAF) to be used in the initial calculation of the Negative Competitive Transition Charge Credits (Initial Negative Competitive Transition Charge Credits) to be applied beginning with the effective date of this schedule shall be the following percentages:


                Transition Charge Class                   NCTCAF
                                                          ------
Residential                                               37.4432%
Commercial and Small Industrial - Energy                  22.3410%
Commercial and Small Industrial - Demand                  27.9134%
Large Industrial - Firm                                     3.7359%
Large Industrial - Non-Firm                                 3.4728%
Standby - Firm                                              1.7018%
Standby - Non-Firm                                          0.7144%
Municipal and Cotton Gin                                    2.6775%

The Negative Competitive Transition Charge Credits to be applied in subsequent periods (Adjusted Negative Competitive Transition Charge Credits) will be determined in the manner described below. Prior to the implementation of customer choice, Initial and Adjusted Negative Competitive Transition Charge Credits applied to demand metered customers will be applied to the billing demands of customers pursuant to the underlying transmission and/or distribution utility's rates.


The Competitive Transition Charge Credit Allocation Factors may be revised from time to time in accordance with the adjustment procedures described in the Financing Order referred to above. When the Initial Competitive Transition Charge Credit Allocation Factors have been adjusted in accordance with the procedures described in the Financing Order, such Adjusted Competitive Transition Charge Credit Allocation Factors will be used to determine the Adjusted Negative Competitive Transition Charge Credits in future periods. The effective Adjusted Negative Transition Charge Credits are set forth in Service Rider 30, which, as amended and filed in accordance with the procedure set out in this schedule, becomes a part of this schedule.


DETERMINATION OF INITIAL/ADJUSTED TRANSITION CHARGE RATES

Negative Competitive Transition Charge Credits will be adjusted no less frequently than annually in order to ensure that the expected refund of the revenue requirement impacts of the accumulated deferred income taxes related to regulatory assets securitized is sufficient to amortize the balance of the related accumulated deferred income taxes in a manner consistent with the application of the Transition Charges as set forth in Schedule TC and Rider TC.


TRUE-UP ADJUSTMENT PROCEDURE

On [February 15, 2001], and no less frequently than annually thereafter, the Company will file a revised Service Rider 30 setting forth the Adjusted Negative Competitive Transition Charge Credits, complete with all supporting materials. The Adjusted Negative Competitive Transition Charge Credits will be determined using the methodology described below. The Adjusted Negative Competitive Transition Charge Credits will become effective on the first billing cycle of the month of [March]. After [February 15, 2001], but prior to the effective date of the filed revision, the Commission may review the filing to determine that the calculation contains no arithmetical errors. If arithmetical errors are found, the Adjusted Negative Competitive Transition Charge Credits shall be promptly corrected to address such errors.

Both annual and interim true-up adjustments to the Negative Competitive Transition Charge Credits will be computed as follows:

                                    NCTCc = RRADIT X NTCTAFc / FBUc)
where,

         NCTCc= Negative Competitive Transition Charge Credit applicable to a NCTC rate class during the applicable period;

         RRADIT= Revenue Requirement Impact of the amortization of the accumulated deferred income taxes related to the securitized generating assets for the applicable period;

         NCTCAFc= The Revenue Asset Allocation Factor for such class in effect at such time as set forth above;

         FBUc= Forecasted Billing Units (i.e., class specific energy and demand billing units) currently forecast for a class for the applicable period.


NEGATIVE COMPETITIVE TRANSITION CHARGE CREDIT ALLOCATION FACTOR ADJUSTMENTS

In addition to the annual and interim true-up adjustments described above, new Negative Competitive Transition Charge Credit Allocation Factors (NCTCAF) shall be determined and a special prospective adjustment may be performed if (A) the loss of load in terms of Forecasted Billing Units (FBU) as defined above for any or all classes in the upcoming applicable period is 10% or greater as a percentage of the FBU for the immediately preceding period; or (B) the Commission enters an Order which (i) requires that Negative Competitive Transition Charges Credits for the Company be collected and allocated in a different manner than the manner approved for allocation and collection of NCTCs in the Commission's Order in Docket No. 21528 and reflected herein, and (ii) requires that the NCTCs be adjusted accordingly; or (C) the Commission enters an Order which (i) finds that the total statewide retail stranded costs exceed $5 billion and, as a result of that finding, requires a change in allocation of Negative Competitive Transition Charge Credits, and (ii) requires that the NCTCs be adjusted accordingly; or (D) the Company determines or the Commission orders that an adjustment is needed to account for those customers who are exempted from the stranded cost responsibility under Sections 39.252(b) or 39.262(k) of the Texas Utilities Code. Any such required adjustment will be performed by the Company and the resulting revised Rider 30 will be filed with the Commission in accordance with the provisions of the Financing Order in Docket No. 21528. The Rider 30 so filed will reflect the new Negative Competitive Transition Charge
Credit Allocation Factors and the new Adjusted Negative Transition Charge Credits resulting from the changes to the Negative Competitive Transition Charge Credit Allocation Factors. The Negative Competitive Transition Charge Credit Allocation Factors shall at all times equal 100% in the aggregate.



AVAILABILITY

This schedule is applicable to energy consumption and demands of retail customers taking service from the Company during the term that this schedule is in effect subject to the provisions of Schedule NCTC, Section B, Sheet 36. This schedule is effective beginning with its effective date and shall remain in effect until changed in accordance with the procedures set forth in Rate Schedule NCTC.


RATE CLASSES

For purposes of billing Initial/Adjusted Negative Competitive Transition Charge Credits, each retail end-use customer will be designated as a customer belonging to one of eight classes as defined by Schedule NCTC.


INITIAL/ADJUSTED NEGATIVE COMPETITIVE TRANSITION CHARGE CREDIT ALLOCATION
FACTORS

The Initial/Adjusted Negative Competitive Transition Charge Credit Allocation Factors shall be determined in accordance with and are subject to the provisions set forth in Rider NCTC. The Initial/Adjusted Negative Competitive Transition Charge Credit Allocation Factors are set forth below:

                   Transition Charge Class                     NCTCAF
                                                               ------
Residential                                                    37.4432%
Commercial and Small Industrial - Energy                       22.3410%
Commercial and Small Industrial - Demand                       27.9134%
Large Industrial - Firm                                          3.7359%
Large Industrial - Non-Firm                                      3.4728%
Standby - Firm                                                   1.7018%
Standby - Non-Firm                                               0.7144%
Municipal and Cotton Gin                                         2.6775%



INITIAL / ADJUSTED NEGATIVE COMPETITIVE TRANSITION CHARGE CREDITS

The Initial/Adjusted Negative Competitive Transition Charge Credits shall be determined in accordance with and are subject to the provisions set forth in Rate Schedule NCTC. On [February 15, 2001], and no less frequently than annually thereafter, the Company or successor Servicer, as defined in Rate Schedule NCTC, will file a Revision to Service Rider 30 setting forth the Initial/Adjusted Negative Competitive Transition Charge Credits. The Initial/Adjusted Negative Competitive Transition Charge Credits will become effective on the first billing cycle of the succeeding month of March.


Competitive Transition Charge Class     Initial / Adjusted Negative CTC Credits

Residential                           $________ per kWh
Commercial and Small Industrial
- Energy                              $________ per kWh
Commercial and Small Industrial
- Demand                              $________ per kW or kVa
Large Industrial - Firm               $________ per kW or kVa
Large Industrial - Non-Firm           $________ per kW or kVa
Standby - Firm                        $________ per kW or kVa plus Daily Credit
Standby - Non-Firm                    $________ per kW or kVa plus Daily Credit
Municipal and Cotton Gin              $________ per kWh

The Daily Credit for Standby - Firm service shall be calculated as 1.75% of the Large Industrial - Firm Initial/Adjusted Negative CTC Credit per day for up to
and including seven days and 3.29% of the Large Industrial - Firm Initial/Adjusted Negative CTC Credit per day for additional days or portions of days thereafter.

The Daily Credit for Standby - Non-Firm service shall be calculated as 1.75% of the Large Industrial - Non-Firm Initial/Adjusted Negative CTC Credit per day for up to and including seven days and 1.65% of the Large Industrial - Non-Firm Initial/Adjusted Negative CTC Credit per day for additional days or portions of days thereafter.
                                                             Appendix C

                             ISSUANCE ADVICE LETTER

                                     [Date]

ADVICE ________

THE PUBLIC UTILITY COMMISSION OF TEXAS

SUBJECT: ISSUANCE ADVICE LETTER FOR TRANSITION BONDS

         Pursuant to the Financing Order adopted in Docket No. [ ] (the "Financing Order"), CENTRAL POWER AND LIGHT COMPANY, ("Applicant") hereby submits, no later than the [second] business day after the pricing date of this series of Transition Bonds, the information referenced below. This Issuance Advice Letter is for the [INSERT TITLE] Transition Bond series _______ class(es) _____________. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

PURPOSE
This filing establishes the following:


                  (a) the actual terms and structure of the Transition Bonds being issued;
                  (b) confirmation of compliance with issuance standards;
                  (c) the initial Transition Charge for retail users;
                  (d) the identification of the Transition Property to be sold to a special purpose entity (the "SPE"); and
                  (e) the identification of the SPE.

COMPLIANCE WITH ISSUANCE STANDARDS


The Financing Order requires Applicant to confirm, using the methodology approved therein, that the actual terms of the Transition Bonds result in compliance with the standards set forth in the Financing Order. These standards are:



1.   The   securitization   of  Qualified   Costs  will  provide   tangible  and
     quantifiable benefits to ratepayers, greater than would be achieved absent the issuance of Transition Bonds (See Attachment 4, Schedule A);

2. The total amount of revenues to be collected under the Financing Order is less than the revenue requirement that would be recovered over the remaining life of the Stranded Costs using conventional financing methods (See Attachment 4, Schedule A);

3. The structuring and pricing of the Transition Bonds proposed by the Applicant in its Application will result in the lowest transition bond charges consistent with market conditions and the terms of the Financing Order (See Attachment 4, Schedule B);

4. The amount securitized will not exceed the present value of the revenue requirement over the life of the proposed Transition Bonds associated with the securitized Regulatory Assets when the present value calculation is made using a discount rate equal to the proposed interest rate on the Transition Bonds (See Attachment 4, Schedule C);

5. The annual servicing fee payable to Applicant while it is serving as Servicer (or to any other Servicer affiliated with Applicant) shall not at any time exceed the greater of $500,000 and 0.5% of the original principal amount of the Transition Bonds of each series (See Attachment 2);


6. The annual servicing fee payable to any other Servicer not affiliated with Applicant shall not at any time exceed 0.60% of the original principal amount of the Transition Bonds (See Attachment 2);

7. The underwriting spread included in the Qualified Costs securitized under the Financing Order shall not exceed 0.485% of the principal amount of the Transition Bonds issued and sold (See Attachment 1);

8. The other up-front and ongoing fees and expenses incurred or to be incurred in connection with the proposed transaction and included in the Qualified Costs securitized under the Financing Order shall not exceed the amounts set forth on Appendix C to the Financing Order (See Attachments 1 and 2);

9. The Transition Bonds will be issued in one or more series comprised of one or more classes or tranches having legal final maturities not exceeding 15 years from the date of issuance of such series (See Attachment 3); and

10. The principal of the Transition Bonds shall be amortized as described in the rebuttal testimony of Mr. David G. Carpenter and Mr. D. Greg Wilks, as summarized in the letter of understanding between ORA and Applicant.(See Attachment 3).

ACTUAL TERMS OF ISSUANCE

         Transition Bond Series:  ______________________________________
         Transition Bond Issuer:  ______________________________________
         Trustee(s):  __________________________________________________
         Closing Date:  ________________________________________________
         Bond Ratings:  ________________________________________________
         Amount Issued:  ______________________________________________
         Transition Bond Issuance Costs:  See Attachment 1
         Transition Bond Support and Servicing:  See Attachment 2
         Coupon Rate(s):  See Attachment 3
         Call Features:  See Attachment 3
         Expected Principal Amortization Schedule:  See Attachment 3
         Expected Final Maturity Date(s):  See Attachment 3
         Legal Final Maturity Date(s):  See Attachment 3
         Payments to Investors (quarterly or semiannually): ________________, beginning _______________
         Initial annual Servicing Fee as a percent of the outstanding
         Transition Bond principal balance:  ________%
         Cumulative Overcollateralization amount for the Transition Bonds, as
         a percent of the   initial Transition Bond principal
         balance:  ________________________%
         Annual Overcollateralization funding requirements: (See Attachment 3.) Description of type, amount and maturity (if applicable) of outstanding debt and equity securities of Applicant to be redeemed or retired with proceeds of the Transition Bonds (to the extent known) as shown below:

INITIAL TRANSITION CHARGE
Table I below shows the current assumptions for each of the variables used in the calculation of the initial Transition Charges.


                                     TABLE I

                   Input Values For Initial Transition Charges

Forecasted retail kWh/kW sales: ______________________________
Transition Bond debt service for applicable period: ___________________________ Percent of billed amounts expected to be charged-off: ________________________ Weighted average days sales outstanding: _____________________________________
Forecasted annual ongoing transaction expenses (excluding Transition Bond principal and interest):
Required overcollateralization amount for applicable period: _________________ Current Transition Bond outstanding balance: _________________________________ Expected Transition Bond outstanding balance as of ___/___/____: ____________ Total Periodic Billing Requirement for applicable period: ____________________

Allocation of such total among customer classes, in accordance with Utilities Code Section 39.303(c): See Attachment 5

Based on the foregoing, the initial Transition Charges calculated for retail users are as follows:

                                    TABLE II

Rate Class                                    Initial Transition Charge

Residential                             ____________$/kWh
Commercial and Small Industrial
- Energy                                ____________$/kWh
Commercial and Small Industrial
- Demand                                ____________$/kW or KVa
Large Industrial - Firm                 ____________$/kW or KVa
Large Industrial - Non-Firm             ____________$/kW or KVa
Standby--Firm                           ____________$/kW or Kva plus Daily Rate
Standby--Non-Firm                       ____________$/kW or Kva plus Daily Rate
Municipal and Cotton Gin   _            ____________$/kWh



IDENTIFICATION OF SPE

The owner of the Transition Property (the "SPE") will be:  ___________________.

EFFECTIVE DATE
In accordance with the Financing Order, the Transition Charge shall be automatically effective upon the Applicant's receipt of payment in the amount of $______________ from [SPE], following Applicant's execution and delivery to [SPE] of the [Bill of Sale/Deed of Transfer] transferring Applicant's interest in the Transition Property described in the Financing Order.

NOTICE
Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at the Company's corporate headquarters.


Enclosures

                                  ATTACHMENT 1
                         TRANSITION BOND ISSUANCE COSTS

Variable Costs                Actual                   Cap
                              Costs

Original Issue Discount                                0.1000%
Underwriting Spread                                    0.4850%
SEC Regulation Fee (1/36th of 1%)                      0.0278%
Subtotal Variable Upfront Expense                      0.6128%

Fixed Costs
Printing Fees                                          $  350,000
Trustee Fee and Counsel                                $   50,000
Company Legal Fees and Expenses                        $2,500,000
Underwriters' Legal Fees and Expenses                  $  300,000
Accountant's/Auditor's Fees                            $  500,000
Rating Agency Fees                                     $  600,000
Legal Fees for Commission's Counsel                    $  100,000
SPE Startup Costs                                      $   25,000
Miscellaneous Fees (including Applicant's
rate case expense)                                     $1,000,000
Upfront Servicer Setup Costs                           $  500,000
Sub-Total Fixed Upfront Expenses                       $5,925,000


REACQUISITION COSTS:

Original Estimate          $19,600,000
Current Estimate           $_________ 1



HEDGING ISSUANCE COSTS:

[Describe if applicable].

                                  ATTACHMENT 2
                   TRANSITION BOND SUPPORT AND SERVICING COSTS


Servicing Fees                Actual Costs                  Cap

Annual Fee as Percent of
Initial Balance                                             0.0500%

Third Party Servicing Fee
Annual Fee as Percent of
Original Balance                                            0.6000%


Fixed Operating Expenses

Trustee Fee and Expenses
Independent Managers Fee                     To be recovered based on
Rating Agency Fees                           amounts actually incurred.
Miscellaneous Fees and Expenses              Annual true-up proceedings to
Subtotal Fixed Operating Expenses            be used to ensure this result.

                                  ATTACHMENT 3
                 TRANSITION BOND REVENUE REQUIREMENT INFORMATION
                              SERIES [ ], CLASS [ ]

Complete this table for each class of each series of the Transition Bonds.


Principal                          Overcollaterilization     Other      Total
Balance        Interest  Principal       Amount             Expenses   Revenues
Payment
Dates
Payment
Dates
Payment
Dates
Totals

Effective Annual Weighted Average Interest Rate of the Transition Bonds,
Excluding Up-Front      and Ongoing Costs:  ______%
Weighted Average Life of Series.  [  ] years
Combined Weighted Average Life of This and All Previously Issued
Series:  [   ] years
Call provisions (including premium, if any): _______________________________ Expected Final Maturity Dates: See Attached.
Legal Final Maturity Dates:  See Attached.
Annual Overcollateralization Funding Requirements:  See Attached

                                  ATTACHMENT 4
               COMPLIANCE WITH SUBCHAPTER G OF THE UTILITIES CODE

                                   SCHEDULE A
Tangible & Quantifiable Benefits and Revenue Requirements Tests:

               (a)       (b)            (c)             (d)       (e)
                         Present
         Present Value   Value of                                Savings/Costs
               of        Securitization               Total Costs      of
          Conventional   Financing      Present Value      of    Securitization
Name of   Financing Over (excluding up  of up front                Financing
 Asset    Current Life   front and      and ongoing   Securitization
                         ongoing costs     costs       (b)+(c)        (a)-(d)

Regulatory Assets

(1)  The discount rate to be used for  determining  the present value of columns
     (b) and (c) is the weighted average annual interest rate of the transition bonds, excluding up-front and ongoing costs.

(2) The present value of up-front and ongoing costs are allocated based on the proportion of each asset's securitized present value in column (b) to the total of column (b).

(3) The values for column (a) shall be calculated in accordance with the methodoogy used in Exhibit JAJ-6R submitted by Applicanat in Docket No. 21528.

                                   SCHEDULE B
                       Lowest Transition Bond Charge Test:


Applicant hereby confirms compliance with the following requirements set forth in the Financing Order:

a. The issuer of Transition Bonds is the SPE;

b. The right to impose and collect the Transition Charges has been transferred to the SPE as a separate property right and the Transition Charges are nonbypassable; 42. 43.
c. The transaction provides credit enhancement in the form of a mechanism to periodically adjust or "true-up" the transition charges not less frequently than annually; 44. 45.
d. The  transaction  provides for
additional credit enhancement in the form of a collection account which includes
(i) a capital subaccount of not less than 0.5% of the initial principal amount of the Transition Bonds and (ii) an additional overcollateralization subaccount which builds up over time to equal not less than an additional 0.5% of the initial principal amount of the Transition Bonds; 46. 47.
e. The Applicant has
received a revenue ruling that for federal income tax purposes (i) the transfer of the rights under the Financing Order to the SPE does not result in gross income to Applicant and the future revenues under the Transition Charges will be included in Applicant's gross income in the year in which the related electric service is provided to customers, (ii) the issuance of the Transition Bonds and the transfer of the proceeds of the Transition Bonds to Applicant will not result in gross income to Applicant and (iii) the Transition Bonds will constitute obligations of Applicant; and 48. 49.
g. The Transition  Bonds have
been marketed using proven underwriting and selling processes through which, after testing the market and investors' preferences, the final structure of the Transition Bonds, the timing of the issuance, and the terms and conditions, related to maturities, type of interest (fixed or variable) and other aspects, were established. 50.

                                   SCHEDULE C
                               Securitization Cap:

Transition Bond Securitization Amount             $[ ]
Present Value of Regulatory Assets Revenue
Requirements                                      $[ ]
Discount Rate                                     [ ]%

                                  ATTACHMENT 5
                     ALLOCATION OF COSTS TO CUSTOMER CLASSES


                       Periodic   Billing Requirement Forecasted   Transition
           Allocation  Billing        Per              kWh/kW        Charge
Rate Class   Factor   Requirement   Rate Class           (5)
  (1)          (2)       (3)       (4)=(2)*(3)                     (6)=(4)/(5)

Residental
Service        0.____
Commercial&
Small
Industrial
Energy         0.____
Commercial &
Small
Industrial
Demand         0.____
Large
Industrial
Firm           0.____
Large
Industrial
Non-Firm       0.____
Standby
Firm           0.____
Standby
Non-Firm       0.____
Municipal and
Cotton Gin
Total          1.00000

Transition Charge Rates - Schedule TC

APPLICABILITY

This schedule, along with Service Rider 29, Adjusted Transition Charge Rates, sets out the rates, terms and conditions under which Transition Charges will be billed and collected by the Company, any successor Servicer(s) and any Retail Electric Providers (REP) billing or collecting Transition Charges (or TCs) pursuant to the Transition Charge Rates hereunder on behalf of the owner of Transition Property pursuant to the terms of the Financing Order approved by the Public Utility Commission of Texas (Commission) in Docket No. 21528.



For purposes of this schedule, the term "Company" means Central Power and Light Company and its successors and assigns that provide transmission and distribution service, or if transmission and distribution services are not provided by a single entity, the successor entity providing wire service directly to customers taking service at facilities, premises, or loads located within Central Power and Light Company's certificated service area as it existed on May 1, 1999.


This schedule is applicable to energy consumption and demands of retail customers taking transmission and/or distribution service from the Company during the term that this schedule is in effect and to the facilities, premises and loads of such retail customers.

This schedule also applies to:

1. Retail customers taking service at facilities, premises, or loads located within the Company's certificated service area as it existed on May 1, 1999 who are not presently receiving transmission and/or distribution service from the Company, but whose present facilities, premises, or loads received transmission and/or distribution service from the Company at any time on or after May 1, 1999 when a request to change service to another utility was not pending.

2. Retail customers located within the Company's certificated service area as it existed on May 1, 1999 and prior retail customers of the Company who are served by new Non-Eligible Self-Generation (NESG) to the extent that the new generation materially reduces or reduced customer loads on the Company's transmission and distribution system. All new on-site generation as defined in PURA Section 39.252(b) is NESG unless it is excluded from that classification under PURA Section 39.262(k) and any rules subsequently adopted by the Commission pursuant thereto.

This schedule does not apply to the facilities, premises, and loads of customers described above who are not taking retail service from the Company pursuant to the Commission Order in Docket No. 20292.


For retail customers of the Company, the Transition Charges provided for in this rate schedule are charges that are a component of the other Company rates under which the customer takes service prior to the unbundling of transmission and distribution rates specified by PURA Section 39.201. Accordingly, prior to such unbundling, Transition Charges are not charges that apply in addition to the charges paid by retail customers under other applicable rate schedules. For retail customers who are not retail customers of CPL, but whose facilities, premises, and loads are subject to Transition Charges billed and collected pursuant to the Transition Charge Rates under this schedule, and for retail customers of the Company who take service after transmission and distribution rates have been unbundled, the Transition Charge Rates shall constitute a separate charge.

The assessment of Transition Charges will be separately identified on each customer's bill.


IDENTIFICATION OF PARTIES

Transition Charges are collected on behalf of the owner of Transition Property, a Special Purpose Entity (SPE). With the advent of customer choice, each customer will receive service through a REP whom, in addition to serving the customer's energy needs, will remit to the Servicer Transition Charges billed in accordance with this schedule.


On the effective date of this tariff, the Company will act as Servicer. However, the SPE may select another party to serve as Servicer or the Company may resign as Servicer in accordance with terms of the Servicing Agreement and Financing Order issued in Docket No. 21528. A Servicer selected under these conditions will assume the obligations of the Company as Servicer under this schedule. As used in this schedule, the term "Servicer" includes any successor Servicer.


Transition Charges are non-bypassable charges computed on the basis of individual end-use retail customer consumption, except for Transition Charges applicable to NESG for which charges are based on the output of the on-site generation. Individual end-use retail customers are responsible for paying Transition Charges billed to them in accordance with the terms of this schedule. Payment is to be made to the entity that bills the customer in accordance with the terms of the Servicing Agreement and Financing Order issued in Docket No. 21528, which entity may be the Company, a successor Servicer, an REP or an entity designated to collect Transition Charges in place of the REP. The REP or entity designated to collect Transition Charges in place of the REP will pay Transition Charges to the Servicer. The Servicer will remit collections to the SPE in accordance with the terms of the Servicing Agreement.


TERM

This schedule is effective beginning with the effective date and remains in effect until Transition Charges have been collected and remitted to the SPE which are sufficient in amount to satisfy all obligations of the SPE in regard to paying principal and interest on the Transition Bonds together with all other Qualified Costs as provided in PURA Section 39.302(4). However, in no event will the Transition Charges provided for in this schedule be billed for service provided after 15 years from issuance of Transition Bonds, or sooner if the Transition Bonds are paid in full at an earlier date. Delinquencies and end of period billings may be collected after such period. This schedule is irrevocable and non-bypassable for the full term during which it applies.


RATE CLASSES

For the purposes of billing Transition Charges, each retail end-use customer will be designated as a customer in one of eight customer classes. In the case of Commercial and Small Industrial customers, demand metered rates will be applicable to those transmission and distribution rate classes which bill all customers on a demand basis. All other customers, including those served on rate schedules which feature some (but not all) retail end-use rates without kilowatt demand charges, will be billed on a kilowatt-hour, non-demand metered basis. A new customer shall be assigned to the appropriate customer class. The rate classes are defined below as:

         Residential - This service is applicable to customers consisting of individual private dwellings and individually metered apartments. In addition, security or flood lighting services provided on residential end-use customers premises shall be included in this rate class.

         Commercial and Small Industrial - Energy - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage is billed without any demand charges. In addition, security or flood lighting services provided on applicable end-use customer's premises shall be included in this rate class.

         Commercial and Small Industrial - Demand - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage requires a demand meter.

         Large Industrial - Firm - This service is applicable to non-residential customers taking non-interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts.

         Standby - Firm - This service is applicable to non-residential customers taking non-interruptible standby service from the Company during the years 2000 and 2001 and from a retail electric provider during subsequent years when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment.

         Standby - Non-Firm - This service is applicable to non-residential customers whose service is provided to the entire premises at not less than 60,000 volts who are taking as-available standby service from the Company during the years 2000 and 2001 and from a retail electric provider during subsequent years when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment not held primarily for emergency use.

         Large   Industrial  -  Non-firm  -  This  service  is   applicable   to
         non-residential customers taking interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts. In addition, this service is applicable to customers whose service is provided to the entire premises at not less than 60,000 volts and who have self-generation capability equal to or greater than 25,000 kW and who purchase a minimum of 25,000 kW as Standby - Firm service for that portion of the customer's load which displaces, in total or in part, the customer's self-generating capability.

         Municipal and Cotton Gin - This service is applicable to municipalities, other utilities, and other public agencies for electric service for the operation of water supply, sewage, and/or drainage systems serving the general public supplied at one point of delivery and measured by one meter. In addition, this service is applicable to political subdivisions and eleemosynary institutions for traffic lighting, flood lighting and street lighting service on public streets and highways, in public areas, and upon the grounds of public schoolyard or educational institutions not organized for profit. This service is further applicable to all electric service other than lighting service furnished to cotton gins.


INITIAL REGULATORY  ASSET ALLOCATION FACTORS

The Initial Transition Charge Rates are calculated using the methods approved in the Financing Order of the Public Utility Commission of Texas (Commission) in Docket No. 21528. The Regulatory Asset Allocation Factors (RAAF) to be used in the initial calculation of the Transition Charge Rates to be applied beginning with the effective date of this schedule (the Initial Transition Charge Rates) shall be the percentages set forth below. The Regulatory Asset Allocation Factors shall be the percentage of cost responsibility for each Transition Charge class as defined in PURA ss.39.253, as adjusted pursuant to the True-Up Adjustment Procedure described below. Transition Charge Rates to be applied in subsequent periods (Adjusted Transition Charge Rates) will be determined in the manner described below. Prior to the implementation of customer choice, Initial and Adjusted Transition Charge Rates applied to demand metered customers will be applied to the billing demands of customers pursuant to the underlying transmission and/or distribution utility's rates.

                Transition Charge Class                   RAAF
                                                          ----
Residential                                               37.4432%
Commercial and Small Industrial - Energy                  22.3410%
Commercial and Small Industrial - Demand                  27.9134%
Large Industrial - Firm                                     3.7359%
Large Industrial - Non-Firm                                 3.4728%
Standby - Firm                                              1.7018%
Standby - Non-Firm                                          0.7144%
Municipal and Cotton Gin                                    2.6775%

The Regulatory Asset Allocation Factors may be revised from time to time in accordance with the adjustment procedures described in the Financing Order referred to above. When the initial Regulatory Asset Allocation Factors have been adjusted in accordance with the procedures described in the Financing Order, such adjusted Regulatory Asset Allocation Factors will be used to determine the Adjusted Transition Charge Rates in future periods. The effective Initial/Adjusted Transition Charge Rates are set forth in Service Rider 29, which, as amended and filed in accordance with the procedure set out in this schedule, becomes a part of this schedule.



DETERMINATION OF INITIAL/ADJUSTED TRANSITION CHARGE RATES

Transition Charge Rates will be adjusted no less frequently than annually in order to ensure that the expected collection of Transition Charges is adequate to pay when due, pursuant to the expected amortization schedule, principal and interest on Transition Bonds and pay on a timely basis other Qualified Costs. The Initial/Adjusted Transition Charge Rates are computed by multiplying the Regulatory Asset Allocation Factors set forth in Rider 29 times the Periodic Billing Requirement (BR) for the projected Transition Charge period (TC Period).


TRUE-UP ADJUSTMENT PROCEDURE

On [February 15, 2001], and no less frequently than annually thereafter, the Servicer will file a revised Service Rider 29 setting forth the Adjusted Transition Charge Rates, complete with all supporting materials. The Adjusted Transition Charge Rates will be determined using the methodology described below. The Adjusted Transition Charge Rates will become effective following notification on the first billing cycle of the month of [March]. After [February 15, 2001], but prior to the effective date of the filed revision, the Commission may review the filing to determine that the calculation contains no arithmetical errors. If arithmetical errors are found, the Adjusted Transition Charge Rates shall be promptly corrected to address such errors.

In addition to the foregoing provisions, if in the month prior to an upcoming Transition Bond principal payment date (A) the Servicer determines that collections of Adjusted Transition Charge Rates available for the upcoming payment date will result in a difference between (i) the actual outstanding principal balances of the Transition Bonds plus amounts on deposit in the Reserve Subaccount and (ii) the outstanding principal balances anticipated in the Expected Amortization Schedule which is greater than 5% (up or down), or if any series of Transition Bonds that matures after ___________ would not be paid in full by its expected maturity date, then an interim true-up adjustment will be filed on the fifteenth day of the current month for implementation in the first billing cycle in the following month. Filing and notification to the Commission will be accomplished in the manner set forth above. In no event will such interim true-up adjustments occur more frequently than every three months if quarterly Transition Bond payments are required or every six months if semi-annual Transition Bond payments are required. Both annual and interim true-up adjustments will be adjustments to the Initial/Adjusted Transition Charge Rates computed as follows:

                                    TCc = BR X RAAFc / FBUc)
where,
  TCc=   Transition Charge Rate applicable to a TC rate class during the TC
         Period;

  BR=    Periodic Billing Requirement for the TC Period;

  RAAFc= The Revenue Asset Allocation Factor for such class in effect at such time;

  FBUc= Forecasted Billing Units (i.e., class specific energy and demand billing units) currently forecast for a class for the TC period.

If, for any reason, the above-described formula causes the Adjusted Transition Charge Rate for any class to exceed the maximum rate, if any, which customers in such class may then be obligated to pay under Sections 39.502(b) or 39.202(a) of the Texas Utilities Code, as applicable, then (i) the Adjusted Transition Charge Rate for such class shall equal such maximum rate and (ii) the rates for the remaining classes shall be recalculated using such maximum rate as the Transition Charge for such class (which exceeded the maximum rate), and assessing the deficiency to the remaining classes on an equal percentage basis.


REGULATORY ASSET ALLOCATION FACTOR ADJUSTMENTS

In addition to the annual and interim true-up adjustments described above, new Regulatory Asset Allocation Factors shall be determined and a special prospective adjustment may be performed if (A) the loss of load in terms of Forecasted Billing Units (FBU) as defined above for any or all classes in the upcoming TC Period is 10% or greater as a percentage of the FBU for the immediately preceding TC Period; or (B) the Commission enters an Order which (i) requires that Competitive Transition Charges for the Company be collected and allocated in a different manner than the manner approved for allocation and collection of TCs in the Commission's Order in Docket No. 21528 and reflected herein, and (ii) requires that the TCs be adjusted accordingly; (C) the
Commission enters an Order which (i) finds that the total statewide retail stranded costs exceed $5 billion and, as a result of that finding, requires a change in allocation of Competitive Transition Charges, and (ii) requires that the TCs be adjusted accordingly; or (D) the Servicer determines or the Commission orders that an adjustment is needed to account for those customers who are exempted from the stranded cost responsibility under Sections 39.252(b) or 39.262(k) of the Texas Utilities Code as implemented by Commission Substantive Rule 25.345. Any such required adjustment will be performed by the Servicer and the resulting revised Rider 29 will be filed with the Commission in accordance with the provisions of the Financing Order in Docket No. 21528. The Rider 29 so filed will reflect the new Regulatory Asset Allocation Factors and the new Adjusted Transition Charge Rates resulting from the changes to the Regulatory Asset Allocation Factors. The Adjusted Regulatory Asset Allocation Factors shall at all times equal 100% in the aggregate.



BILLING AND COLLECTION TERMS AND CONDITIONS

The billing and collection of Transition Charge Rates may differ from time to time as set forth in this schedule. The terms and conditions for each party are set forth below:


Billing and Collection Prior to Customer Choice

         Billing by the Servicer to end-use customers:
         1.   Applicable to consumption of all current retail customers.
         2.   Payment terms identical to present retail rates.
         3. Right to terminate for non-payment pursuant to the Commission's rules.

Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:

1. Applicable to former retail customers of the Company in multiply certificated service areas now taking service from other utilities or cooperatives.
2. Charges subject to this tariff must be paid in full by the other utility or cooperative to the Servicer 16 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

     Billings by Servicer to NESG:

         1. Applicable to end use consumption served by on-site self-generation.
         2. Payment terms pursuant to the Commission's rules.
         3. Rate class determined by summing loads on the transmission and distribution system with loads served by non-eligible generation.
         4. Right to terminate for non-payment pursuant to the Commission's rules.


Billing and Collection Subsequent to Customer Choice

     Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:

         1. Applicable to former retail customers of the Company in multiply certificated service areas now taking service from other utilities or cooperatives.
         2. Charges subject to this tariff must be paid in full by the other electric utility or cooperative to the Servicer 16 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

     Billings by Servicer to NESG:

         1. Applicable to end use consumption served by on-site self-generation.
         2. Payment terms pursuant to the Commission's rules.
         3. Rate class  determined  by summing loads on the  transmission  and distribution system with loads served by non-eligible generation.
         4. Right to  terminate  for  non-payment  pursuant to the  Commission's rules.


     Billings by the REP or its replacement to end-use customers:

1. Applicable to consumption of all retail end-use customers served by the REP for which TCs apply, including applicable former customers and NESG, under the following conditions:

2. REPs will provide the Servicer with full and timely information necessary to provide proper reporting and for billing and true-up adjustments.
3. Prior to billing or collecting any Transition Charge Rates, the REP must provide a deposit in the form of cash, an affiliate guarantee, surety bond, or letter of credit equal to two months' maximum estimated collections of TCs; provided that REPs who maintain an unsecured credit rating of BBB/Baa2 or better from S&P and Moody's will be exempt from such deposit requirements. Any provider of the affiliate guarantee, surety bond, or letter of credit must have an unsecured credit rating of BBB and Baa2 or better from S&P and Moody's; provided that if the Servicer is not allowed to take over the billing and collection function due to an REP default, the provider of the guarantee, surety bond, or letter of credit must have an unsecured credit rating of AAA from each of S&P and Moody's. Deposits made by REPs will be maintained with the indenture trustee in the REP Deposit Subaccount.

4. Servicer shall have the right to terminate transmission and distribution service for non-payment by end-use customers pursuant to the Commission's rules.


     Billings by the Servicer to the REP or its replacement (when applicable):

1.            Applicable to all consumption subject to REP billing of
              Transition Charges.
2. Charges subject to this tariff are paid by the REP to the Servicer 16 calendar days after billing by the Servicer regardless of whether the REP collects such charges from the end-use retail customer.
3. In the event that the REP defaults, the Servicer will be entitled, within five business days thereafter, to assume responsibility for billing and collecting the Transition Charge Rates or (b) to the extent it does not retain such ability, to assign responsibility to a new REP which meets the deposit requirements set forth above in paragraph 3. of Billings by the REP or its replacement to end-use customers. In addition, Servicer may bill and collect from retail end use customers any accrued Transition Charges which were not billed by the REP or which were unpaid by the customer at the time that billing responsibility was so transferred.
         4. Servicer shall have the right to terminate transmission and distribution service for non-payment by end-use customers pursuant to the Commission's rules.
         5. Notwithstanding item 2. above, the REPs will be allowed to remit payments based on the same system-wide charge off percentage used by the Servicer to remit payments to the indenture trustee for the holders of Transition Bonds. On an annual basis in connection with the true-up adjustment process, the REP and the Servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the Servicer, provided that:
(a) The REP's right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing Transition Charges) have been written off.
(b) The REP's recourse will be limited to a credit against future TC payments unless the REP and the Servicer agree to alternative arrangements, but in no event will the REP have recourse to the SPE or its funds for such payments.
(c) The REP shall provide information on a timely basis to the Servicer to that the Servicer can include the REP's default experience and any subsequent credits into its calculation of the Adjusted Transition Charge Rates for the next TC Period and the REP's rights to credits will not take effect until after such Adjusted Transition Charge Rates have been implemented.


OTHER TERMS AND CONDITIONS

If the customer or REP pays only a portion of its bill, a pro-rata share amount of Transition Charge revenues shall be deemed to be collected. The Company will allocate any shortfall first, ratably based on the amount owed for Transition Charges and the amount owed for other fees and charges, other than late charges, owed to the Company or any successor, and second, all late charges shall be allocated to the Company or any successor.

At least once each year, (i) the Company shall, to the extent that it does not include the notice described below in the bills regularly sent by it to REPs or customers, as applicable, cause to be prepared and delivered to REPs and such customers a notice stating, in effect, that the Transition Property and the Transition Charge Rates are owned by the SPE and not the Company; and (ii) each REP which bills Transition Charge Rates shall, to the extent that it does not include the notice described below in the bills regularly sent by it to customers, cause to be prepared and delivered to such customers a notice stating, in effect, that the Transition Property and the Transition Charge Rates are owned by the SPE and not the REP or the Company. Such notice shall be included either as an insert to or in the text of the bills delivered to such REPs or customers, as applicable, or shall be delivered to customers by electronic means or such other means as the Servicer or the REP may from time to time use to communicate with their respective customers.

APPLICABILITY

This schedule, along with Service Rider 29, Adjusted Transition Charge Rates, sets out the rates, terms and conditions under which Transition Charges will be billed and collected by the Company, any successor Servicer(s) and any Retail Electric Providers (REP) billing or collecting Transition Charges (or TCs) pursuant to the Transition Charge Rates hereunder on behalf of the owner of Transition Property pursuant to the terms of the Financing Order approved by the Public Utility Commission of Texas (Commission) in Docket No. 21528.



For purposes of this schedule, the term "Company" means Central Power and Light Company and its successors and assigns that provide transmission and distribution service, or if transmission and distribution services are not provided by a single entity, the successor entity providing wire service directly to customers taking service at facilities, premises, or loads located within Central Power and Light Company's certificated service area as it existed on May 1, 1999.


This schedule is applicable to energy consumption and demands of retail customers taking transmission and/or distribution service from the Company during the term that this schedule is in effect and to the facilities, premises and loads of such retail customers.

This schedule also applies to:

3. Retail customers taking service at facilities, premises, or loads located within the Company's certificated service area as it existed on May 1, 1999 who are not presently receiving transmission and/or distribution service from the Company, but whose present facilities, premises, or loads received transmission and/or distribution service from the Company at any time on or after May 1, 1999 when a request to change service to another utility was not pending.

4. Retail customers located within the Company's certificated service area as it existed on May 1, 1999 and prior retail customers of the Company who are served by new Non-Eligible Self-Generation (NESG) to the extent that the new generation materially reduces or reduced customer loads on the Company's transmission and distribution system. All new on-site generation as defined in PURA Section 39.252(b) is NESG unless it is excluded from that classification under PURA Section 39.262(k) and any rules subsequently adopted by the Commission pursuant thereto.

This schedule does not apply to the facilities, premises, and loads of customers described above who are not taking retail service from the Company pursuant to the Commission Order in Docket No. 20292.


For retail customers of the Company, the Transition Charges provided for in this rate schedule are charges that are a component of the other Company rates under which the customer takes service prior to the unbundling of transmission and distribution rates specified by PURA Section 39.201. Accordingly, prior to such unbundling, Transition Charges are not charges that apply in addition to the charges paid by retail customers under other applicable rate schedules. For retail customers who are not retail customers of CPL, but whose facilities, premises, and loads are subject to Transition Charges billed and collected pursuant to the Transition Charge Rates under this schedule, and for retail customers of the Company who take service after transmission and distribution rates have been unbundled, the Transition Charge Rates shall constitute a separate charge.

The assessment of Transition Charges will be separately identified on each customer's bill.


IDENTIFICATION OF PARTIES

Transition Charges are collected on behalf of the owner of Transition Property, a Special Purpose Entity (SPE). With the advent of customer choice, each customer will receive service through a REP whom, in addition to serving the customer's energy needs, will remit to the Servicer Transition Charges billed in accordance with this schedule.


On the effective date of this tariff, the Company will act as Servicer. However, the SPE may select another party to serve as Servicer or the Company may resign as Servicer in accordance with terms of the Servicing Agreement and Financing Order issued in Docket No. 21528. A Servicer selected under these conditions will assume the obligations of the Company as Servicer under this schedule. As used in this schedule, the term "Servicer" includes any successor Servicer.


Transition Charges are non-bypassable charges computed on the basis of individual end-use retail customer consumption, except for Transition Charges applicable to NESG for which charges are based on the output of the on-site generation. Individual end-use retail customers are responsible for paying Transition Charges billed to them in accordance with the terms of this schedule. Payment is to be made to the entity that bills the customer in accordance with the terms of the Servicing Agreement and Financing Order issued in Docket No. 21528, which entity may be the Company, a successor Servicer, an REP or an entity designated to collect Transition Charges in place of the REP. The REP or entity designated to collect Transition Charges in place of the REP will pay Transition Charges to the Servicer. The Servicer will remit collections to the SPE in accordance with the terms of the Servicing Agreement.


TERM

This schedule is effective beginning with the effective date and remains in effect until Transition Charges have been collected and remitted to the SPE which are sufficient in amount to satisfy all obligations of the SPE in regard to paying principal and interest on the Transition Bonds together with all other Qualified Costs as provided in PURA Section 39.302(4). However, in no event will the Transition Charges provided for in this schedule be billed for service provided after 15 years from issuance of Transition Bonds, or sooner if the Transition Bonds are paid in full at an earlier date. Delinquencies and end of period billings may be collected after such period. This schedule is irrevocable and non-bypassable for the full term during which it applies.


RATE CLASSES

For the purposes of billing Transition Charges, each retail end-use customer will be designated as a customer in one of eight customer classes. In the case of Commercial and Small Industrial customers, demand metered rates will be applicable to those transmission and distribution rate classes which bill all customers on a demand basis. All other customers, including those served on rate schedules which feature some (but not all) retail end-use rates without kilowatt demand charges, will be billed on a kilowatt-hour, non-demand metered basis. A new customer shall be assigned to the appropriate customer class. The rate classes are defined below as:

         Residential - This service is applicable to customers consisting of individual private dwellings and individually metered apartments. In addition, security or flood lighting services provided on residential end-use customers premises shall be included in this rate class.

         Commercial and Small Industrial - Energy - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage is billed without any demand charges. In addition, security or flood lighting services provided on applicable end-use customer's premises shall be included in this rate class.

         Commercial and Small Industrial - Demand - This service is applicable to non-residential customers (1) with annual maximum measured demands less than 12,500 KVA and (2) whose current rate class for the purpose of transmission and distribution usage requires a demand meter.

         Large Industrial - Firm - This service is applicable to non-residential customers taking non-interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts.

         Standby - Firm - This service is applicable to non-residential customers taking non-interruptible standby service from the Company during the years 2000 and 2001 and from a retail electric provider during subsequent years when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment.

         Standby - Non-Firm - This service is applicable to non-residential customers whose service is provided to the entire premises at not less than 60,000 volts who are taking as-available standby service from the Company during the years 2000 and 2001 and from a retail electric provider during subsequent years when such service may be substituted, either directly or indirectly, for customer-owned and operated power production equipment not held primarily for emergency use.

         Large   Industrial  -  Non-firm  -  This  service  is   applicable   to
         non-residential customers taking interruptible service with annual maximum measured demands equal to 12,500 KVA or more whose service is provided to the entire premises at not less than 60,000 volts. In addition, this service is applicable to customers whose service is provided to the entire premises at not less than 60,000 volts and who have self-generation capability equal to or greater than 25,000 kW and who purchase a minimum of 25,000 kW as Standby - Firm service for that portion of the customer's load which displaces, in total or in part, the customer's self-generating capability.

         Municipal and Cotton Gin - This service is applicable to municipalities, other utilities, and other public agencies for electric service for the operation of water supply, sewage, and/or drainage systems serving the general public supplied at one point of delivery and measured by one meter. In addition, this service is applicable to political subdivisions and eleemosynary institutions for traffic lighting, flood lighting and street lighting service on public streets and highways, in public areas, and upon the grounds of public schoolyard or educational institutions not organized for profit. This service is further applicable to all electric service other than lighting service furnished to cotton gins.


INITIAL REGULATORY  ASSET ALLOCATION FACTORS

The Initial Transition Charge Rates are calculated using the methods approved in the Financing Order of the Public Utility Commission of Texas (Commission) in Docket No. 21528. The Regulatory Asset Allocation Factors (RAAF) to be used in the initial calculation of the Transition Charge Rates to be applied beginning with the effective date of this schedule (the Initial Transition Charge Rates) shall be the percentages set forth below. The Regulatory Asset Allocation Factors shall be the percentage of cost responsibility for each Transition Charge class as defined in PURA ss.39.253, as adjusted pursuant to the True-Up Adjustment Procedure described below. Transition Charge Rates to be applied in subsequent periods (Adjusted Transition Charge Rates) will be determined in the manner described below. Prior to the implementation of customer choice, Initial and Adjusted Transition Charge Rates applied to demand metered customers will be applied to the billing demands of customers pursuant to the underlying transmission and/or distribution utility's rates.

                Transition Charge Class                   RAAF
                                                          ----
Residential                                               37.4432%
Commercial and Small Industrial - Energy                  22.3410%
Commercial and Small Industrial - Demand                  27.9134%
Large Industrial - Firm                                     3.7359%
Large Industrial - Non-Firm                                 3.4728%
Standby - Firm                                              1.7018%
Standby - Non-Firm                                          0.7144%
Municipal and Cotton Gin                                    2.6775%

The Regulatory Asset Allocation Factors may be revised from time to time in accordance with the adjustment procedures described in the Financing Order referred to above. When the initial Regulatory Asset Allocation Factors have been adjusted in accordance with the procedures described in the Financing Order, such adjusted Regulatory Asset Allocation Factors will be used to determine the Adjusted Transition Charge Rates in future periods. The effective Initial/Adjusted Transition Charge Rates are set forth in Service Rider 29, which, as amended and filed in accordance with the procedure set out in this schedule, becomes a part of this schedule.



DETERMINATION OF INITIAL/ADJUSTED TRANSITION CHARGE RATES

Transition Charge Rates will be adjusted no less frequently than annually in order to ensure that the expected collection of Transition Charges is adequate to pay when due, pursuant to the expected amortization schedule, principal and interest on Transition Bonds and pay on a timely basis other Qualified Costs. The Initial/Adjusted Transition Charge Rates are computed by multiplying the Regulatory Asset Allocation Factors set forth in Rider 29 times the Periodic Billing Requirement (BR) for the projected Transition Charge period (TC Period).


TRUE-UP ADJUSTMENT PROCEDURE

On [February 15, 2001], and no less frequently than annually thereafter, the Servicer will file a revised Service Rider 29 setting forth the Adjusted Transition Charge Rates, complete with all supporting materials. The Adjusted Transition Charge Rates will be determined using the methodology described below. The Adjusted Transition Charge Rates will become effective following notification on the first billing cycle of the month of [March]. After [February 15, 2001], but prior to the effective date of the filed revision, the Commission may review the filing to determine that the calculation contains no arithmetical errors. If arithmetical errors are found, the Adjusted Transition Charge Rates shall be promptly corrected to address such errors.

In addition to the foregoing provisions, if in the month prior to an upcoming Transition Bond principal payment date (A) the Servicer determines that collections of Adjusted Transition Charge Rates available for the upcoming payment date will result in a difference between (i) the actual outstanding principal balances of the Transition Bonds plus amounts on deposit in the Reserve Subaccount and (ii) the outstanding principal balances anticipated in the Expected Amortization Schedule which is greater than 5% (up or down), or if any series of Transition Bonds that matures after ___________ would not be paid in full by its expected maturity date, then an interim true-up adjustment will be filed on the fifteenth day of the current month for implementation in the first billing cycle in the following month. Filing and notification to the Commission will be accomplished in the manner set forth above. In no event will such interim true-up adjustments occur more frequently than every three months if quarterly Transition Bond payments are required or every six months if semi-annual Transition Bond payments are required. Both annual and interim true-up adjustments will be adjustments to the Initial/Adjusted Transition Charge Rates computed as follows:

                                    TCc = BR X RAAFc / FBUc)
where,

TCc= Transition Charge Rate applicable to a TC rate class during the TC Period; BR= Periodic Billing Requirement for the TC Period;
RAAFc=The Revenue Asset Allocation Factor for such class in effect at such time; FBUc= Forecasted Billing Units (i.e., class specific energy and demand billing units) currently forecast for a class for the TC period.

If, for any reason, the above-described formula causes the Adjusted Transition Charge Rate for any class to exceed the maximum rate, if any, which customers in such class may then be obligated to pay under Sections 39.502(b) or 39.202(a) of the Texas Utilities Code, as applicable, then (i) the Adjusted Transition Charge Rate for such class shall equal such maximum rate and (ii) the rates for the remaining classes shall be recalculated using such maximum rate as the Transition Charge for such class (which exceeded the maximum rate), and assessing the deficiency to the remaining classes on an equal percentage basis.


REGULATORY ASSET ALLOCATION FACTOR ADJUSTMENTS

In addition to the annual and interim true-up adjustments described above, new Regulatory Asset Allocation Factors shall be determined and a special prospective adjustment may be performed if (A) the loss of load in terms of Forecasted Billing Units (FBU) as defined above for any or all classes in the upcoming TC Period is 10% or greater as a percentage of the FBU for the immediately preceding TC Period; or (B) the Commission enters an Order which (i) requires that Competitive Transition Charges for the Company be collected and allocated in a different manner than the manner approved for allocation and collection of TCs in the Commission's Order in Docket No. 21528 and reflected herein, and (ii) requires that the TCs be adjusted accordingly; (C) the
Commission enters an Order which (i) finds that the total statewide retail stranded costs exceed $5 billion and, as a result of that finding, requires a change in allocation of Competitive Transition Charges, and (ii) requires that the TCs be adjusted accordingly; or (D) the Servicer determines or the Commission orders that an adjustment is needed to account for those customers who are exempted from the stranded cost responsibility under Sections 39.252(b) or 39.262(k) of the Texas Utilities Code as implemented by Commission Substantive Rule 25.345. Any such required adjustment will be performed by the Servicer and the resulting revised Rider 29 will be filed with the Commission in accordance with the provisions of the Financing Order in Docket No. 21528. The Rider 29 so filed will reflect the new Regulatory Asset Allocation Factors and the new Adjusted Transition Charge Rates resulting from the changes to the Regulatory Asset Allocation Factors. The Adjusted Regulatory Asset Allocation Factors shall at all times equal 100% in the aggregate.



BILLING AND COLLECTION TERMS AND CONDITIONS

The billing and collection of Transition Charge Rates may differ from time to time as set forth in this schedule. The terms and conditions for each party are set forth below:


Billing and Collection Prior to Customer Choice

         Billing by the Servicer to end-use customers:
         1.   Applicable to consumption of all current retail customers.
         2.   Payment terms identical to present retail rates.
         3. Right to terminate for non-payment pursuant to the Commission's rules.

          Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:

          1. Applicable to former retail customers of the Company in multiply certificated service areas now taking service from other utilities or cooperatives.
          2. Charges subject to this tariff must be paid in full by the other utility or cooperative to the Servicer 16 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

         Billings by Servicer to NESG:

         1. Applicable to end use consumption served by on-site self-generation.
         2. Payment terms pursuant to the Commission's rules.
         3. Rate class determined by summing loads on the transmission and distribution system with loads served by non-eligible generation.
         4. Right to terminate for non-payment pursuant to the Commission's rules.


          Billing and Collection Subsequent to Customer Choice

          Billings by Servicer to other electric utilities, municipally owned utilities, and cooperatives:

         1. Applicable to former retail customers of the Company in multiply certificated service areas now taking service from other utilities or cooperatives.
         2. Charges subject to this tariff must be paid in full by the other electric utility or cooperative to the Servicer 16 days after billing by the Servicer regardless of whether the utility or cooperative collects such charges from the end-use retail customer.

          Billings by Servicer to NESG:

         1. Applicable to end use consumption served by on-site self-generation.
         2. Payment terms pursuant to the Commission's rules.
         3. Rate class  determined  by summing loads on the  transmission  and distribution system with loads served by non-eligible generation.
         4. Right to  terminate  for  non-payment  pursuant to the  Commission's rules.


          Billings by the REP or its replacement to end-use customers:

          1. Applicable to consumption of all retail end-use customers served by the REP for which TCs apply, including applicable former customers and NESG, under the following conditions:

          2. REPs will provide the Servicer with full and timely information necessary to provide proper reporting and for billing and true-up adjustments.

          3. Prior to billing or collecting any Transition Charge Rates, the REP must provide a deposit in the form of cash, an affiliate guarantee, surety bond, or letter of credit equal to two months' maximum estimated collections of TCs; provided that REPs who maintain an unsecured credit rating of BBB/Baa2 or better from S&P and Moody's will be exempt from such deposit requirements. Any provider of the affiliate guarantee, surety bond, or letter of credit must have an unsecured credit rating of BBB and Baa2 or better from S&P and Moody's; provided that if the Servicer is not allowed to take over the billing and collection function due to an REP default, the provider of the guarantee, surety bond, or letter of credit must have an unsecured credit rating of AAA from each of S&P and Moody's. Deposits made by REPs will be maintained with the indenture trustee in the REP Deposit Subaccount.

          4. Servicer shall have the right to terminate transmission and distribution service for non-payment by end-use customers pursuant to the Commission's rules.


          Billings by the Servicer to the REP or its replacement (when applicable):

          1. Applicable to all consumption subject to REP billing of Transition Charges.
          2. Charges subject to this tariff are paid by the REP to the Servicer 16 calendar days after billing by the Servicer regardless of whether the REP collects such charges from the end-use retail customer.
          3. In the event that the REP defaults, the Servicer will be entitled, within five business days thereafter, to assume responsibility for billing and collecting the Transition Charge Rates or (b) to the extent it does not retain such ability, to assign responsibility to a new REP which meets the deposit requirements set forth above in paragraph 3. of Billings by the REP or its replacement to end-use customers. In addition, Servicer may bill and collect from retail end use customers any accrued Transition Charges which were not billed by the REP or which were unpaid by the customer at the time that billing responsibility was so transferred.
         4. Servicer shall have the right to terminate transmission and distribution service for non-payment by end-use customers pursuant to the Commission's rules.
         5. Notwithstanding item 2. above, the REPs will be allowed to remit payments based on the same system-wide charge off percentage used by the Servicer to remit payments to the indenture trustee for the holders of Transition Bonds. On an annual basis in connection with the true-up adjustment process, the REP and the Servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the Servicer, provided that:
(a)              The  REP's  right to  reconciliation  for  write-offs  will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due
                  the  REP  for  its  own   account  as  well  as  the   portion
                  representing Transition Charges) have been written off.
(b)               The REP's  recourse will be limited to a credit against future
                  TC  payments   unless  the  REP  and  the  Servicer  agree  to
                  alternative arrangements, but in no event will the REP have recourse to the SPE or its funds for such payments.
(c) The REP shall provide information on a timely basis to the Servicer to that the Servicer can include the REP's default experience and any subsequent credits into its calculation of the Adjusted Transition Charge Rates for the next TC Period and the REP's rights to credits will not take effect until
                  after  such  Adjusted   Transition   Charge  Rates  have  been
                  implemented.


OTHER TERMS AND CONDITIONS

If the customer or REP pays only a portion of its bill, a pro-rata share amount of Transition Charge revenues shall be deemed to be collected. The Company will allocate any shortfall first, ratably based on the amount owed for Transition Charges and the amount owed for other fees and charges, other than late charges, owed to the Company or any successor, and second, all late charges shall be allocated to the Company or any successor.

At least once each year, (i) the Company shall, to the extent that it does not include the notice described below in the bills regularly sent by it to REPs or customers, as applicable, cause to be prepared and delivered to REPs and such customers a notice stating, in effect, that the Transition Property and the Transition Charge Rates are owned by the SPE and not the Company; and (ii) each REP which bills Transition Charge Rates shall, to the extent that it does not include the notice described below in the bills regularly sent by it to customers, cause to be prepared and delivered to such customers a notice stating, in effect, that the Transition Property and the Transition Charge Rates are owned by the SPE and not the REP or the Company. Such notice shall be included either as an insert to or in the text of the bills delivered to such REPs or customers, as applicable, or shall be delivered to customers by electronic means or such other means as the Servicer or the REP may from time to time use to communicate with their respective customers.





         1 [Editorial Footnote] Footnotes labeled "[Editorial Footnote]" are included herein for reference only and are NOT intended to be retained in the final financing order adopted by the Commission. Subsequent footnotes not so labeled ARE intended to be so retained.

         2 Interventions were filed by the following parties: Office of Public Utility Counsel (OPC), Certain Cities served by CPL (Cities), Texas Retailers Association and Texas Hospital Association (TRA), Texas Industrial Energy Consumers (TIEC), the State of Texas (the State), New Energy Texas, L.L.C. (New Energy), South Texas Electric Cooperative Inc. (STEC), Aluminum Company of America (Alcoa), Occidental Chemical Corporation (Oxychem), Enron Capital and Trade Resources (Enron) and Power Choice Inc. (Power Choice), Enron Energy Services, Inc., Sharyland Utilities, L.P., Competitive Power Advocates, Entergy Gulf States, Inc., and the United States Department of the Navy. Additional testimony was filed on November 29, 1999 by the Office of Regulatory Affairs
(ORA).
         3 [Editorial Footnote] This change is designed to avoid double payment of transition charges.
         4 [Editorial Footnote] If the Commission does not approve the amount of qualified costs agreed upon by ORA and Applicant, an Appendix B showing the approved amount will be necessary. A discussion of why the Commission approved different numbers should also be included.
         5 If the Commission is to have ongoing participation in structuring and pricing, insert "and the Commission through its designated Staff member."
         6 Alternative if Commission is to have ongoing participation in structuring and pricing:

         (#) In order to ensure, pursuant to Utilities Code Section 39.301, that the structuring and pricing of the Transition Boards result in the lowest transition bond charges consistent with market conditions and the terms of this Financing Order, the Commission finds that the Commission, through a designated Staff member, should participate directly with Applicant in negotiations regarding the pricing and structuring of the Transition Bonds, with equal rights with Applicant to approve or disapprove of the proposed pricing and structuring.

         (#) The Commission and its designated Staff member may consult with the Commission's financial advisor in carrying out the duties described in Finding of Fact No. [__]. The Commission's financial advisor shall not be involved as an underwriter or as lead underwriter/bookrunner for the Transtion Bonds.
         7 If Commision is to have ongoing participation in structuring and pricing, insert "in consultation with the Commission through its designated Staff member."
         8 If the Commission is to have ongoing participation in structuring and pricing, insert "and that the decision to use such credit enhancement shall be made in conjunction with the Commission through its designated Staff member."
         9 If the Commission is to have ongoing participation in structuring and pricing, insert:

        (#)......Commission Involvement in Structuring and Pricing.

                  The Commission, through a designated Staff member, shall participate directly with Applicant in negotiations regarding the pricing and structuring of the Transition Bonds, with equal rights with Applicant to approve or disapprove of the proposed pricing and structuring.
         10 Is a discussion of disconnection as a remedy for single customer REPs acceptable?
         11 To be recovered based on actual or best estimated cost at time of issuance; his amount may exceed original estimate per agreement with ORA.